EXHIBIT 10.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF ALABAMA

NORTHERN DIVISION

In re

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Chapter 11

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VERILINK CORPORATION,

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Jointly Administered

a Delaware Corporation,

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Tax ID No. 94-2857548,

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Case Nos. 06-80566 and 06-80567

and affiliates,

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Judge Caddell

Debtors.

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SECOND AMENDED DISCLOSURE STATEMENT

RELATED TO THE SECOND AMENDED JOINT PLAN OF REORGANIZATION

FILED BY THE DEBTORS ON DECEMBER 7, 2006

This Disclosure Statement (the “Disclosure Statement”) is filed in accordance with section 1125 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended and supplemented, the “Bankruptcy Code”), by Verilink Corporation and Larscom Incorporated as debtors and debtors-in-possession in the above-captioned cases (the “Debtors”) and is related to the Second Amended Joint Plan of Reorganization filed by the Debtors on December 7, 2006, a copy of which is attached hereto as Exhibit “A” (the “Joint Plan” or the “Plan”).  The information contained in this Disclosure Statement is provided by the Debtors.  Capitalized but undefined terms have the same meanings set forth in the Joint Plan, except where otherwise indicated herein.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

.  INTRODUCTION

The purpose of this Disclosure Statement is to provide parties in interest with adequate information about the Joint Plan sufficient to permit creditors to vote to accept or reject the Joint Plan.  Parties entitled to vote may vote to accept or to reject the Joint Plan.   The Debtors urge parties in interest to read this Disclosure Statement and the Joint Plan carefully prior to casting votes for or against the Joint Plan.

NO REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY ARE AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THIS STATEMENT.  ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE AN ACCEPTANCE OF THE JOINT PLAN OTHER THAN THOSE CONTAINED IN THIS STATEMENT SHOULD NOT BE RELIED UPON IN ARRIVING AT A DECISION.

THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PREPARED BY THE DEBTORS AND CONSIDERABLE EFFORT HAS BEEN MADE BY THE DEBTORS TO ENSURE ITS ACCURACY. HOWEVER, THE DEBTORS’ BOOKS AND RECORDS HAVE NOT RECENTLY BEEN AUDITED AND POSSIBLE DISCREPANCIES MAY EXIST.  NO GUARANTEE AS TO THE CORRECTNESS OF THE DEBTORS’ FINANCIAL INFORMATION IS MADE HEREBY.  THE INFORMATION CONTAINED HEREIN IS PROVIDED AS OF THE DATE OF THIS DISCLOSURE STATEMENT UNLESS CLEARLY INDICATED TO THE CONTRARY.

.  VOTING/CONFIRMATION

For the Joint Plan to be confirmed, the requirements of the Bankruptcy Code must be satisfied. One requirement for confirmation is that either (a) all classes of creditors are

“unimpaired” under the Joint Plan or (b) at least one class that is “impaired” under the Joint Plan votes to accept the Joint Plan.

As a general matter, a class of claims is “impaired” under the Bankruptcy Code unless the Joint Plan leaves unaltered the legal, equitable, and contractual rights to which every holder of a claim in the class is entitled.  As described below, Classes 1, 3, 6, 7, and 8 are impaired.

To be accepted by a class of creditors, creditors voting in that class holding at least two-thirds in dollar amount, and constituting more than one-half in number, of the allowed claims actually voting must vote to accept the Joint Plan.  To be accepted by a class of equity interests, holders of at least two-thirds in amount of the allowed interests that actually vote on the Plan must have accepted it.  Only those creditors who have timely filed proofs of claim with the Bankruptcy Court on or before the Bar Date (August 14, 2006) (as defined herein below) and whose claims have not been objected to (or estimated at zero) as of the date of the hearing on confirmation of the Joint Plan (“Confirmation Hearing”) or whose claims were scheduled by the Debtors and were not listed as disputed, contingent, or unliquidated, have the right to vote for the acceptance or rejection of the Joint Plan and only their votes will be counted.  (Claims not filed by the Bar Date and not otherwise listed in the Debtors’ schedules as undisputed, liquidated, and non-contingent will be barred from participation in the Bankruptcy Case, discharged, and receive no distribution under the Joint Plan.)  Holders of interests as of the Record Date established by the Court will be allowed to vote for the acceptance or rejection of the Joint Plan and only their votes will be counted.

After carefully reviewing this Disclosure Statement and the attached Exhibits, including the Joint Plan, each holder of a claim or interest in Classes 1, 3, 6, 7, and 8 should vote on the enclosed Ballot and return the Ballot in the envelope provided.

TO BE COUNTED, YOUR BALLOT MUST BE FULLY COMPLETED, SIGNED AND RECEIVED BY 5:00 P.M. CST ON ________________ ___, 2006.  BALLOTS SHOULD BE RETURNED TO:

CLERK, UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF ALABAMA

400 WELL STREET

DECATUR, ALABAMA  35602

The Bankruptcy Court has scheduled a confirmation hearing on the Joint Plan (the “Confirmation Hearing”) on the _____ day of _____________, 2006 at _____ __.m. before the   Honorable Jack A. Caddell, United States Bankruptcy Judge, Third Floor, Federal Building, Cain Street Entrance, Decatur, Alabama 35601.  The Bankruptcy Court has directed that any objections to confirmation of the Joint Plan must be filed and served on or before _____________ ___, 2006.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except announcement thereof at the Confirmation Hearing or any adjournment thereof.

III.  HISTORY OF THE DEBTORS

The Debtors’ Business

Debtor Verilink Corporation (“Verilink”) is a Delaware company and owns all of the outstanding common stock of Larscom Incorporated (“Larscom”), also a Delaware corporation.  Verilink is a publicly-held company, with 25,752,309 shares outstanding as of April 4, 2006, held by almost 300 holders.

The Debtors’ business was the development, manufacture, and marketing of a broad range of products that enable telecommunications carriers, service providers, independent telecommunications companies, and other enterprises to build converged access networks necessary to deliver communications services to end-customers.  Converged access networks allow the delivery of voice, data, optical access, and wireless access to be “converged” and delivered to an end-user in one network.  The Debtors also provided professional services to help telecommunications carriers plan, manage, and accelerate the use of new services.

The Debtors’ home office was located in Centennial, Colorado (metropolitan Denver).  However, the primary assets and primary manufacturing facility of Verilink were located in Madison, Alabama.  The Debtors had approximately 100 employees as of the Filing Date, including commissioned sales personnel.

Debtor Larscom was acquired by Debtor Verilink on July 28, 2004, pursuant to a merger agreement in which Larscom merged with and into SRI Acquisition Corp. (a wholly-owned subsidiary of Verilink Corporation), with Larscom surviving as a wholly-owned subsidiary of Verilink.  Prior to the merger, Larscom manufactured and marketed high-speed network access products for telecommunications service providers and corporate enterprise users.  Larscom had been principally located in California.

Events Prior to the Bankruptcy Filing

In February 2004, Verilink purchased the stock in XEL Communications, Inc.  As part of the purchase price, Verilink delivered to The Kennedy Company, LLC (the “Kennedy Company”) and to Jack P. Reily convertible promissory notes (collectively, the “XEL Notes”) dated February 5, 2004, in the original principal amounts of $10,000,000 and $480,000 respectively.  As a result of conversion of some portions of the convertible note given to The Kennedy Company to stock, the outstanding principal amount owed to The Kennedy Company and to Reily as of the Filing Date were $2,400,000 and $480,000, respectively.  The XEL Notes became fully due on February 6, 2006.  By agreement, the maturity date was extended to the earlier of February 2009 or one year following payment in full of the PIPE Notes (as defined below).

On or about March 20, 2005, Verilink entered into a Securities Purchase Agreement with certain investors, pursuant to which the company issued and sold in a private placement an aggregate of $10 million in principal amount of Senior Secured Convertible Notes (“PIPE Notes”), Warrants to purchase up to 830,563 shares of Verilink’s common stock, and Additional Investment Rights to purchase up to an aggregate of $5 million in principal amount of additional Senior Secured Convertible Notes.  The private placement closed on March 21, 2005.  The investors were:  Portside Growth & Opportunity Fund, Smithfield Fiduciary LLC, Zwirn Special Opportunities Fund, L.P., Provident Premier Master Fund, Ltd., Langley Partners, L.P., and JGB Capital L.P.

The interest rate on the PIPE Notes as originally issued was 6% per annum, payable in arrears for each calendar quarter.  Additionally, the PIPE Notes originally were to be repaid in $1 million quarterly installments beginning on July 10, 2005, and ending on October 10, 2007.  Under certain circumstances, the payment could be made in stock rather than cash.  However, all payments made by the Debtors were made in cash.  If, at the end of each fiscal quarter during the period in which the PIPE Notes were outstanding, Verilink failed to maintain certain minimum working capital requirements, the holders of the PIPE Notes could require Verilink to make an additional installment payment under the PIPE Notes pursuant to a formula set forth therein.

Verilink’s obligations under the PIPE Notes were guaranteed by Larscom and by Verilink Europe Ltd. pursuant to a Guaranty dated March 21, 2005.  The PIPE Notes were secured by virtually all assets of Verilink, Larscom, and Verilink Europe Ltd., including inventory, accounts receivable, and equipment pursuant to a Pledge and Security Agreement dated March 21, 2005.  The outstanding principal balance of the PIPE Notes as of the Filing Date was approximately $5.3 million.  However, with pre-petition and post-petition interest and fees, the PIPE Noteholders claimed over $5.8 million.

The PIPE Notes and Securities Purchase Agreement were amended on October 31, 2005 to, in part, extend the Stockholder Meeting Deadline (as that term is defined in the Securities Purchase Agreement) to provide for the allocation of the proceeds of the sale of a building owned by Verilink and located in Huntsville, Alabama, and to adjust the formula for the working capital requirements.

Despite the amendment to the PIPE Notes and the Securities Purchase Agreement, Verilink was unable to satisfy the target working capital requirement for the quarter ending December 30, 2005, and initiated discussions with the holders of the PIPE Notes to further amend the terms of the PIPE Notes.  Without such an agreement, Verilink would have been required to deliver additional payments to the PIPE Noteholders totaling $2,614,000 between March 1, 2006 and March 6, 2006.

On or about March 9, 2006, Verilink reached an agreement with the holders of the PIPE Notes whereby, among other things, the interest on the PIPE Notes was increased to 9% per annum, the conversion price at which the PIPE Notes could be converted into Verilink common stock was reduced, additional warrants were given to the holders of the PIPE Notes, the quarterly payments were reduced, and the holders waived the payments due in March.

In the meantime, Verilink’s sales declined.   Shipments declined by over $2 million from the fourth quarter of fiscal year 2005 (April 2005-June 2005) to the first quarter of fiscal year 2006 (July 2005-September 2005).  Shipments dropped by approximately $4 million from the second quarter of fiscal year 2006 (October 2005-December 2005) to the third quarter of fiscal year 2006 (January 2006-March 2006).  Revenue from two of Verilink’s largest customers in the third quarter of fiscal year 2006 was only 50 percent of what it had been in the third quarter of fiscal year 2005.  Verilink cut expenses and severed employees, among other measures, to try to preserve the company.  However, the decline in revenue was too great, and Verilink concluded it could not comply with the terms of the PIPE Notes and its other debt obligations, thus leading to the filing of these cases on April 9, 2006.

IV.  PRE-PETITION FINANCIAL INFORMATION AND SEC STATUS

As a public company, Verilink filed on a quarterly basis its 10-Q reports with the Securities and Exchange Commission (the “SEC”) which contained information regarding the operations of the company, including financial information.  On an annual basis, Verilink filed a Form 10-K with the SEC, containing similar information.  These reports are public documents available online from the SEC.1  Verilink’s fiscal year ends on the Friday closest to June 30 each year.  The last 10-K (Annual Report) was filed for fiscal year 2005, which ended July 1, 2005.  Additionally, Verilink filed Quarterly Reports on Form 10-Q for the quarters ended September 30, 2005 and December 30, 2005.  Verilink has not filed a Form 10-Q for any quarter that ended after December 30, 2005 and has not filed a Form 10-K for fiscal year 2006.  Verilink has continued to file required reports on Form 8-K with the SEC upon the occurrence of various significant events.

Attached hereto as Exhibit “B”, without the full accompanying notes, are the Consolidated Statement of Operations and Balance Sheets for fiscal year 2005 and the first two quarters of fiscal year 2006, all of which were filed with Verilink’s Forms 10-Q or 10-K.  As noted above, the full reports are available online.  Also attached as Exhibit “C” is a Consolidated Statement of Operations and Balance Sheet for the quarter ended March 31, 2006.  However, this information has not previously been filed publicly by the Debtors and has not been audited or reviewed on behalf of the Debtors.

As stated above, Verilink had 25,752,309 shares of common stock outstanding as of April 4, 2006, held by almost 300 holders.  Additionally, Verilink had another 34,247,691 shares of common stock authorized but unissued and largely unregistered.  Further, Verilink authorized the issuance of 1,000,000 shares of $0.01 par value preferred stock, 40,000 shares of which were reserved for issuance in connection with a preferred stock rights plan.  The preferred stock was to be distributed at the rate of one right for each share of common stock as a non-taxable dividend to expire on December 2011.  The rights under the preferred shares were exercisable only in the event that a person or group acquired twenty percent (20%) of more of the outstanding common stock of Verilink.  As of the Filing Date, this preferred stock was authorized but not outstanding.

In addition to common stock and preferred stock, Verilink issued warrants in connection with the issuance of the $10,000,000 PIPE Notes.  The warrants had a term of five years and were exercisable beginning September 1, 2005.  As of the Filing Date, none of the warrants were exercised by the holders of the PIPE Notes.  Additional warrants were issued in March 2006 the holders of the PIPE Notes in connection with the amendment of the senior notes.  Some of these warrants were converted to stock and sold for approximately $70,000 in March and April 2006.

Debtor Larscom was a public company prior to its acquisition by Verilink in July 2004.  Thereafter, it was a private company.  As a wholly owned subsidiary of Verilink, the common stock of Larscom was no longer traded.

In the two years prior to the Filing Date, Verilink’s stock traded on the NASDAQ National Market under the symbol VRLK until approximately April 19, 2006.  It is currently traded on the Pink Sheets under the symbol VRLKQ.PK.  The pre-petition trading prices have ranged from a high of $7.89 in January 2004 to a low of $0.55 in February 2006.  This information was obtained from Yahoo! Finance.

V.  CHAPTER 11 OPERATIONS OF THE DEBTORS

Except as otherwise approved by the Bankruptcy Court, the Debtors have been operating their business as debtors-in-possession in their usual and customary manner.  An official  committee of unsecured creditors (the “Committee”) was appointed on April 21, 2006 and consists of the following creditors:  The Kennedy Company; Flash Electronics, Inc. (“Flash Electronics”); Jack P. Reily; CM Solutions, Inc. (“CM Solutions”); HRH; Micro Ram Electronics, Inc.; and Professional Teleconcepts, Inc.  The Committee is represented by the law firm of Arnall Golden Gregory, LLP.  The chairman of the Committee is James Kennedy of the Kennedy Company.  A&M Securities, LLC is the financial advisor to the Committee.

The Crisis Manager

Prior to the commencement of their bankruptcy cases, the Debtors retained Grisanti, Galef & Goldress (“GGG”) to act in an advisory and oversight capacity.  On or about April 7, 2006, the respective boards of the Debtors determined that the Debtors’ financial condition justified placement of Lee N. Katz of GGG as president and chief executive officer, and the existing president, Leigh S. Belden, resigned.  The Debtors’ chief financial officer, Timothy R. Anderson, also resigned immediately prior to the Filing Date.  Following commencement of the bankruptcy cases, the Debtors filed an application to continue the engagement of GGG as crisis manager and to provide for the placement of certain officers of the Debtors.  In orders dated April 12, 2006 and May 12, 2006, the Bankruptcy Court approved the continued engagement of GGG (collectively, the “GGG Order”).

Establishment of Proof of Claim Bar Date and Administrative Claims Bar Date

Pursuant to the “Notice of Chapter 11 Bankruptcy Case, Meeting of Creditors, and Deadlines” (the “Bar Date Notice”), the Bankruptcy Court established August 14, 2006 (the “Bar Date”) as the last day for filing proofs of pre-petition claims (other than claims by the federal government) against the Debtors.  Each of the Debtors’ creditors as listed on the Debtors’ list of scheduled claims (the “Schedules”) and certain other parties in interest received the Bar Date Notice.

On June 26, 2006, pursuant to the “Order and Notice Establishing a Date Certain For Requesting Payment for Administrative Expense Claims” (the “Admin Bar Date Notice”), the Bankruptcy Court established August 14, 2006 (the “Admin Bar Date”) as the last day for filing requests for payment of administrative expense claims arising prior to June 16, 2006 against the Debtors.

Use of Debtors’ Cash Collateral

The Debtors historically operated their business on operating cash only and did not have an asset-based loan or line of credit on the Filing Date.   Without continued use of cash collateral to pay employees and purchase materials and inventory, the Debtors’ businesses would have ceased and the value of the businesses as going-concerns would have declined.  Accordingly, by a motion dated April 9, 2006, the Debtors requested the Bankruptcy Court’s authority to use cash collateral.  In the motion, the Debtors granted the PIPE Noteholders replacement liens in the Debtors’ post-petition accounts, inventory, and other assets as adequate protection.  The Bankruptcy Court entered a series of orders authorizing the Debtors to use cash collateral in accordance with attached budgets.

Termination of Certain Plans and Employee Benefits

During the course of these bankruptcy cases, the Debtors terminated certain employee and retiree benefit plans.  On July 10, 2006, the Debtors filed three separate motions seeking to terminate (i) the Verilink Corp. Flexible Benefit Plan; (ii) the retiree medical coverage policy; and (iii) the Verilink Corporation 401(k) plan and the Larscom Incorporated 401(k) plan (collectively, the “Termination Motions”).  On August 9, 2006, the Court entered three separate orders granting the Termination Motions (the “Termination Orders”).  In part, the Termination Orders authorized (i) the Debtors’ chief executive officer to take all actions reasonably necessary to terminate the plans, (ii) the Debtors to exercise their rights under the plans, and (iii) the Debtors to direct or make appropriate distributions under the plans.  The Debtors terminated the Flexible Benefit Plan, and the payout of related claims is complete.  With respect to the 401(k) plans, the Debtors terminated their plans, and benefit distributions under the 401(k) plans will begin in the near future.  The distribution of benefits is being undertaken by Mercer HR Services, LLC under the terms of the 401(k) Plans.  Additionally, the Debtors have successfully terminated the retiree medical coverage.

The Sale Motion, Auction, and the Sale of Substantially All of the Debtors’ Assets

Shortly after the filing of the bankruptcy case, it became evident that because of unpredictable and inconsistent sales, particularly in a distressed situation, the most prudent course of action was to sell substantially all of the assets of the Debtors.  In motions dated April 28, 2006 and May 11, 2006, the Debtors filed the “Debtors’ Motion for an Order (i) Authorizing Scheduling of an Auction of the Business Free and Clear of All Liens, Claims, Interests, and Encumbrances; (ii) approving the Terms and Conditions of Such Auction; and (iii) Approving the Sale and the Assumption and Assignment or Rejection of Certain Executory Contracts and Unexpired Leases by the Debtors pursuant to Sections 363(b), 363(f), 365(a), and 365(f) of the Bankruptcy Code” (the “Sale Motion”).  Pursuant to the Sale Motion, the Debtors asked for authorization to, among other things, accept initial bids, hold an auction, and establish related auction procedures and terms.  The Bankruptcy Court approved the sales procedures set out in the Sale Motion by orders dated May 3 and May 12, 2006 (collectively, the “Procedures Order”). The Debtors marketed their assets according to the Procedures Order.

On June 6, 2006, the Debtors held an auction of their assets at the offices of Powell Goldstein LLP.  The auction drew approximately twenty-five attendees, including representatives of four bidders.  After a day-long auction, SCS Fund, L.L.P. (the “SCS Fund”) submitted the highest and best offer for the Debtors’ assets in the amount of $5,250,000 cash (the “Purchase Price”).  The Debtors and SCS Fund executed an Asset Purchase Agreement dated June 6, 2006.

On June 9, 2006, the Bankruptcy Court, with the support of the Creditors Committee, approved the sale in the “Order Granting Debtors’ Motion for an Order (i) Authorizing Scheduling of an Auction of the Business Free and Clear of All Liens, Claims, Interests, and Encumbrances; (ii) approving the Terms and Conditions of Such Auction; and (iii) Approving the Sale and the Assumption and Assignment or Rejection of Certain Executory Contracts and Unexpired Leases by the Debtors pursuant to Sections 363(b), 363(f), 365(a), and 365(f) of the Bankruptcy Code” (the “Sale Order”).  The Debtors closed the sale to SCS Fund or its assignee as of June 15, 2006 for the Purchase Price.

Pursuant to the Sale Order and as a condition of obtaining the Noteholders’ consent to the sale, the Debtors and the holders of the PIPE Notes agreed that the Debtors would pay holders of the PIPE Notes $5,700,000 in full satisfaction of their claims of over $5.8 million.  The payment has been made, and the Debtors, the Committee, and PIPE Noteholders have exchanged mutual releases.  Since the Purchase Price was only $5,250,000, the balance of the $5.7 million payment was made from Debtors’ cash.

The Sale Order also provided that the Debtors would wire $100,000 to Debtors’ counsel to be used for such actions as the Debtors and the Committee may agree in writing may be reasonably necessary to further enhance the value of the estates’ assets or in connection with the administration of the Debtors’ estates, including, but not limited to, investigating or pursuing causes of action or preparing, filing, and confirming a chapter 11 plan.  These funds are held by Debtors’ counsel in an interest bearing escrow account.

Subsequent to the sale, all employees of the Debtors resigned or were terminated.

Post-Petition Debtor-in-Possession Financing

One of the means of effectuating the Joint Plan as described below is the sale of control of Verilink to an investor which intends to, among other things, acquire a controlling share of Verilink’s outstanding equity, provide a cash payment to the estate, and ultimately combine Verilink with another company (the “Transaction”).  Following execution of a letter agreement, the Debtors and the Committee filed a motion seeking authorization to obtain a debtor-in-possession loan in the amount of $40,000 (the “DIP Loan”).  The DIP Loan is to be used for the fees and expenses of the Debtors’ and the Committee’s counsel incurred from and after the execution date of the letter agreement with the investor, in connection with the negotiation, preparation, confirmation, and consummation of the DIP Loan and this Joint Plan (the “Professional Fees”).

Pursuant to the “Order Granting the Expedited Joint Motion of the Debtors and the Official Committee of Unsecured Creditors for Entry of an Order Approving Post-Petition Debtor-In-Possession Financing,” the Bankruptcy Court authorized the Debtors to enter into a promissory note with Venture Fund I, Inc. (“Venture”) wherein the Debtors promised to pay Venture the principal sum of $40,000 plus interest of 6% per annum (the “Note”).  The Note has a maturity date of 365 days after the entry of a confirmation order.  The funds evidenced by the Note were placed in escrow at Powell Goldstein, LLP to be used for the payment of allowed administrative expenses in the bankruptcy cases, with any remaining funds payable to the estate or certain post-confirmation trusts under the Joint Plan.  The proposed alternate terms of repayment are set out in the Joint Plan.

Post-Petition Financial Operations

The Debtors have filed their monthly reports each month since the Filing Date.  A summary of receipts and disbursements is attached hereto as Exhibit “D”.  Debtor Verilink has not filed any quarterly or annual reports with the SEC since the Filing Date.  However, Verilink has continued to file on Form 8-K with the SEC.

Verilink’s stock has continued to trade post-petition on the Pink Sheets.  The trading price has ranged from $0.10 in May 2006 to $0.01 in September 2006.  The information quoted here was provided by Yahoo! Finance.

VI.  ASSETS AND LIABILITIES

A.

Assets

As detailed herein above, the Debtors sold substantially all of their assets pursuant to a court-approved sales process.  However, the Debtors retained certain assets including, but not limited to, cash, cash equivalents, deposits, rights to refunds, tax refunds, bank balances, all business-related documents, all causes of action, all bankruptcy causes of action, assets held under employee benefit plans, and insurance policies or right to insurance proceeds.  As of October 20, 2006, after payment of all administrative expenses to date, the Debtors had approximately $514,987 in anticipated cash and other current assets, comprised of the following: (a) $318,877 in cash in the Debtors’ bank account; (b) $49,036 in deposits/refunds with vendors; (c) a holdback of $100,000 held in escrow by Powell Goldstein LLP pursuant to the Sale Order; (d) a monthly retainer to be paid to GGG in the amount of $12,074; and (e) $35,000 expected from subsidiary Larscom Europe.  Additionally, the DIP Loan provided the Debtors with $40,000 to be used for fees and expenses and Debtors will receive an additional $90,000 upon the Effective Date of the Joint Plan from the Contributor.

Debtors’ counsel has conducted a preliminary preference analysis.  A LIST OF ALL PAYMENTS MADE BY THE DEBTORS WITHIN 90 DAYS OF THE FILING OF THE PETITION AND ALL PAYMENTS MADE TO INSIDERS WITHIN ONE YEAR OF THE FILING OF THE PETITION IS INCLUDED IN THE DEBTORS’ STATEMENT OF FINANCIAL AFFAIRS AND PARTIES ARE ENCOURAGED TO REVIEW THAT INFORMATION.  ANY OTHER PROVISION OF THE DISCLOSURE STATEMENT NOTWITHSTANDING, ANY RECIPIENT OF A TRANSFER FROM THE DEBTORS WITHIN 90 DAYS OF THE FILING DATE AND ANY INSIDER RECIPIENT OF A TRANSFER FROM THE DEBTORS WITHIN ONE YEAR OF THE FILING DATE IS HEREBY NOTIFIED THAT IT IS SUBJECT TO SUIT FOR RECOVERY OF THOSE TRANSFERS UNDER, INTER ALIA, SECTIONS 510, 542, 544, 545, 547, 548, 549, 550, 551 AND 553 OF THE BANKRUPTCY CODE.  The Debtors have retained the rights to pursue all Avoidance Actions and, under the terms of the Plan, continue to reserve those rights which will be exercised by the Liquidating Trustee.

In general, the Debtors believe that, if preference actions were brought on all of the transfers identified in their Statement of Financial Affairs, many of the defendants may be able to substantiate a defense that payments were made in the ordinary course of business or that subsequent new value was extended after the date on which the payments were made.  Moreover, many of the transfers made to insiders within the year prior to the Filing Date other than ordinary wages, were made in stock as opposed to cash, which such transferees will probably argue limits the value of any recovery on those transfers.  There are certain large transfers, however, which because of their size are worthy of discussion herein.  First, over $700,000 was paid to Flash Electronics in the 90 days prior to Filing Date at a time when the Debtors were no longer ordering new product from Flash Electronics.  Second, on April 7, 2006, the Debtors wired to CM Solutions over $143,000.  No subsequent goods were shipped pre-petition by CM Solutions.  Last, the Debtors note that over $500,000 in payments were made to Arrow Electronics in the 90 days prior to the Filing Date.  Again, for each of the three foregoing identified vendors, the Debtors have not concluded whether, or to what extent, any of the three may have defenses to all or some of the transfers made during this period of time.  The Debtors provide this information on these specific recipients because of the size of the transfers made to those particular vendors during the 90 days prior to the Filing Date.

Furthermore, the Debtors may hold certain claims against the Debtors’ former officers, directors and employees (the “D&O Claims”).  On June 2, 2006, counsel for the Committee sent a notice of claims to seventeen former officers, directors and employees of the Debtors (the “D&O Claims Notice”).  The D&O Claims Notice was sent to the following:  Thomas E. Abernathy, Jr.; Timothy R. Anderson; Leigh S. Belden; Sarabjit Gosal; John E. Major; John A. McGuire; Betsy D. Mosgrove; James Nevelle; Thi Nguyen; Howard Oringer; Larry J. Richards; David W. Shackleford; C.W. Smith; Steven C. Taylor; David Waters; S. Todd Westbrook; and Desmond P. Wilson, III.  The D&O Claims are based upon certain potentially wrongful acts or omissions that may have been committed by the directors, officers, and employees in the course of their actions as directors, officers, and employees of the Debtors.  The Debtors cannot presently place a value on the D&O Claims.  However, the Committee is investigating potentially wrongful acts including, without limitation, breaches of fiduciary duty, negligence, gross negligence, recklessness, breaches of the duties of care, deepening insolvency, and other actions which may have led to the decline of the Debtors’ business.  In connection therewith, the Committee is also investigating potential Causes of Action against professionals advising the Debtors, including without limitation PricewaterhouseCoopers and Ehrhardt Keefe Steiner & Hottman PC who were auditors for the Debtors, and Kaufman Bros., LP who provided investment banking advice to the Debtors in connection with the PIPE Notes.  THE INFORMATION PROVIDED ABOVE WITH RESPECT TO THE POTENTIAL TARGETS OF THE D&O CLAIMS AND THE OTHER INVESTIGATIONS OF THE CREDITORS’ COMMITTEE IS MADE TO PROVIDE SPECIFIC NOTICE TO THOSE PARTIES THAT THEY MAY BE SUBJECT TO A CAUSE OF ACTION.  THE DEBTORS HAVE RETAINED THE RIGHTS TO PURSUE ALL CAUSES OF ACTION AND, UNDER THE TERMS OF THE PLAN, CONTINUE TO RESERVE THOSE RIGHTS WHICH WILL BE EXERCISED BY THE LIQUIDATING TRUSTEE.

The Committee has not yet filed any D&O Claims, although it has begun its investigation.  The Debtors were obligated, both under their bylaws and applicable state law, to provide indemnification for their officers and directors except in the event of gross negligence, willful misconduct and the like.  In order to discharge its obligation to its directors and officers, the Debtors purchased two insurance policies.  As of the Petition Date, the Debtors held a primary policy with Navigators Insurance Company in the amount of $5 million and an excess insurance policy with Old Republic Insurance Company, also in the amount of $5 million (collectively, the “D&O Policies”).  Under the terms of this Policy, all officers, directors or others entitled to make a claim against the Policy are beneficiaries of it.  The Policy would cover defense costs and expenses, as well as any actual judgments obtained against such officers and directors.

The Debtors understand that certain of the directors and officers submitted the D&O Claims Notice directly to Navigators Insurance Company and Old Republic Insurance Company in a timely fashion.  To date, the Debtors do not believe that either of the carriers has agreed to defend the directors and officers nor have either of the carriers taken a position as to the availability of insurance coverage.

The Debtors also believe that the directors, officers and employees notified with the D&O Claims Notice dispute the Committee’s allegations.  In general, the directors and officers and other employees take the position that in all cases they exercised due care and good faith in the performance of their duties and that any decisions made are protected by the “business judgment rule”.  Further, the directors, officers and employees notified with the D&O Claims Notice contend they hold a direct interest in the D&O Policies which must be protected through the plan process as well as hold indemnification claims against the Debtors (which will be discussed in more detail below under the Claims Section).  The directors, officers and employees contend that the Committee has not actually identified or asserted any cause of action against them nor identified any fact giving rise to a claim against any of the outside directors.  It is the Committee’s position that the statute of limitations for any such claims has not expired and will not expire in the near future and that additional time is available for the Committee to develop such facts and allegations.

Additionally, the Debtors hold certain claims against Zhone Technologies, Inc., the assignee of Paradyne Corporation, (“Zhone”) for unpaid royalties.  Pursuant to the Technology License Agreement between Paradyne Corporation and Verilink Corporation dated December 18, 2002 as amended by Amendment No. 1 to the Technology License Agreement between Paradyne Corporation and Verilink Corporation dated as of April 16, 2003 as well as any other amendments to such agreements (collectively, the “Zhone License Agreement”), the Debtors license to Zhone the Debtors' intellectual property rights in the Design Specifications (as that term is defined in the Zhone License Agreement), the Product Specifications (as that term is defined in the Zhone License Agreement), and any manufacturing and testing techniques and know-how proprietary to the Debtors that may be useful in manufacturing and testing the Products (as that term is defined in the Zhone License Agreement) that are provided by the Debtors to Zhone under the terms set forth in the Zhone License Agreement.  In exchange for such license, pursuant to section 3 of the Zhone License Agreement, Zhone agreed to make quarterly royalty payments to the Debtors.  Upon information and belief, Zhone has not made a quarterly royalty payment to the Debtors since September 2003 and, therefore, owes the Debtors for all quarterly royalty payments coming due thereafter.  Further, the Debtors have rejected the Zhone License Agreement, but Zhone provided notice under section 365(n) of the Bankruptcy Code that it intends to continue using the license.  Zhone has now attempted to withdraw its Section 365(n) election, but the Debtors contend the withdrawal is ineffective and Zhone will have continuing liability to the Debtors under the Zhone License Agreement.  The Debtors are still investigating their claims against Zhone and reserve all of their rights in connection with such claims including without limitation the right to sue Zhone to recover unpaid royalties and enforce its rights with respect to future royalties.  It is possible that the Purchaser of the Debtors’ assets will claim an interest in the unpaid royalties.  However, the Debtors contend that, since the Zhone License Agreement was not assigned to the Purchaser, all collection rights are the Debtors.

Moreover, as set forth in more detail below, Metropolitan Life Insurance Co. (“MetLife”) is a former landlord of the Debtors.  The Debtors may have certain Causes of Action against MetLife related to its collection and retention of the proceeds of a letter of credit, the amount of its administrative and unsecured claims, and the application of the letter of credit proceeds thereto.  Notice is hereby provided to MetLife that it may be subject to suit with respect to the foregoing including recovery of all or a portion of the letter of credit proceeds delivered to MetLife.

Finally, under the Asset Purchase Agreement approved by the Bankruptcy Court on June 9, 2006, the Debtors and the Purchaser allocated certain costs and expenses.  As a result, there are ongoing claims against the Purchaser for charges, expenses, and claims properly due from the Purchaser (for example, pro rated taxes, royalties under the Zhone license agreement and liability for certain administrative claims).  Any such claims and the right to sue on them are reserved by the Debtors and assigned to the Liquidating Trust pursuant to the Plan.

B.

Liabilities

Administrative Expense Claims

An administrative expense bar date was set for August 14, 2006.  The Debtors received a total of thirteen (13) applications for payment of administrative claims and an additional twelve (12) requests for administrative claims were either filed as a proof of claim or were sent to the Debtors in the form of a letter.  The total of all requests is $567,966.74, but that does not include unliquidated amounts for certain indemnification claims.  A number of the directors and officers filed a request for payment of administrative expenses by the Administrative Expense Bar Date, asserting unliquidated claims for director fees for post-petition board meetings attended and also for contribution and indemnification of any monies expended in defense of the D&O Claims post-petition.  None of the Claimants have quantified the amount of post-petition director fees to which they are entitled nor the amount of any post-petition indemnification to which they are entitled.  The Debtors, the Committee and the Administrative Claimants continue to reserve all their rights as to the unliquidated administrative expense claims, both as to liability of the Debtors and amounts asserted.

The Debtors estimate the total amount allowed on Administrative Expense Claims is approximately $178,000, assuming no liability to the directors and officers on their unliquidated administrative expense claims.  To date, the Debtors have resolved administrative claims filed for approximately $225,945.20, by payment of $137,311.19.  Other administrative claims are in the process of being resolved.  The Debtors or Liquidating Trustee will object to the administrative claims submitted as proofs of claim in the claims objection process.  Moreover, the Debtors and Liquidating Trustee reserve their rights to object to any administrative claim not properly or timely filed.  Two in particular are contested:  Blue Cross Blue Shield of Alabama filed an administrative claim in the amount of $26,020.00.  The Debtors dispute the claim as it seeks payment for premiums for employee health insurance after all employees were terminated. MetLife filed an administrative claim in the amount of $171,158.41.  Post-petition, the Debtors rejected MetLife’s lease; however, certain personal property allegedly remained on the premises. MetLife claims that it is owed rent for the Debtors’ use and occupancy of the facility located in California.  The Debtors dispute MetLife’s administrative claim.  Finally, the Debtors estimate that there will be approximately $150,000 of additional administrative claims for professional fees from counsel for the Debtors and approximately $120,000 from counsel for the Committee.

Secured Claims

As detailed herein above, pursuant to the Sale Order, the Debtors paid the holders of the PIPE Notes $5,700,000 in full satisfaction of their secured claims against the Debtors and mutual releases were exchanged.  Other than the holders of the PIPE Notes, as reflected on the Debtors’ schedules, there were two leases secured by liens on leased equipment.  Such leased equipment was returned during the course of these bankruptcy cases.  Further, stay relief was granted as to RBC Centura Bank to allow it to draw on a certificate of deposit in the amount of $333,000, securing the issuance of a letter of credit to MetLife.  Finally, MetLife drew down on the letter of credit issued by RBC Centura Bank securing the lease obligation.  Accordingly, the Debtors are unaware of any remaining secured claims.

Priority Claims

The Debtors’ schedules reflect that employee severance claims entitled to priority total approximately $148,439.94.  Filed priority claims by employees for severance payments are consistent with the Schedules.  The Committee has notified the Debtors that it contests the priority of severance claims and will object to their priority treatment.  Additionally, the Debtors scheduled certain tax-related claims of various governmental entities totalling $27,564.95.  However, proofs of claim seeking priority status have been filed by additional taxing authorities totalling approximately $658,000.  Of this amount, $570,783.89 is sought by the State of Florida for sales tax.  The Debtors dispute this claim on the merits and also because the claim was not timely filed.  The Debtors understand that the State of Florida is presently conducting an audit of the Debtors’ sales tax records, and the Debtors believe that this claim will be eliminated or substantially reduced.  Finally, there are miscellaneous other proofs of claim filed wherein the claimant has sought priority status.  The Debtors do not believe that any of these remaining claims are entitled to priority status, as they are claims for rejection damages or administrative expense claims which have been discussed above.

Unsecured Claims

The Debtors’ schedules and filed proofs of claim total approximately $10,016,789.17.  This number is comprised of (i) $815,107.69 in scheduled unsecured claims where no proof of claim was filed and (ii) $9,201,681.48 in proofs of claim filed for unsecured claims.  Not included in the total amount of filed unsecured claims are the contingent, unliquidated claims for indemnification filed on behalf of (i) certain of the Debtors’ former officers, directors and employees and (ii) the Debtors’ subsidiaries.  Certain of the Debtors’ directors and officers filed proofs of claim asserting contribution and indemnification for any and all expenses and liabilities incurred and for which indemnification would otherwise be available under the Debtors’ bylaws or applicable state law, including without limitation expenses and liabilities associated with the D&O Claims.  However, not all of the directors, officers and employees served with the D&O Claims Notice filed such unsecured claims.  In order to assure that all such claims are adequately dealt with in the bankruptcy case and under this Plan, the Debtors filed claims on behalf of any officer, director or employee identified in the D&O Claim Notice who did not otherwise file a proof of claim.  Similarly, the Debtors filed on behalf of all of their non-debtor subsidiaries contingent, unliquidated claims for any sums that may be due on inter-company accounts.  The Debtors, the Committee and the Claimants continue to reserve all their rights with respect to these unliquidated and contingent claims.  At this time, an evaluation of the claims has not occurred, and the amount of the disputed claims is uncertain.

VII.  PLAN SUMMARY

THE DISCUSSION OF THE PLAN SET FORTH BELOW IS A SUMMARY ONLY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED PROVISIONS SET FORTH IN THE PLAN AND ITS EXHIBITS, THE TERMS OF WHICH ARE CONTROLLING.  HOLDERS OF CLAIMS AND EQUITY INTERESTS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PLAN IN ITS ENTIRETY SO THAT THEY MAY MAKE AN INFORMED JUDGMENT CONCERNING THE PLAN.

General Description

The Plan has two major components.  First, the Plan proposes to sell control of Verilink to the Contributor for $90,000 payable to the Liquidating Trust, plus 75,000 shares of common stock of Verilink to be delivered to the Liquidating Trustee and 100 shares of Verilink common stock delivered to the holder of each Allowed Unsecured Claim in Class 7.  The sale of control of Verilink will occur on the Effective Date.  Thereafter, the Reorganized Verilink intends to pursue a Business Combination as described further in this Disclosure Statement.  If a Business Combination is achieved within six (6) months of the Effective Date (or up to one (1) year from the Effective Date if the Debtors seek such an extension), the Reorganized Verilink will receive a discharge of its debts.  If a Business Combination does not occur within six (6) months of the Effective Date (or up to one (1) year from the Effective Date if the Debtors seek such an extension), the Reorganized Verilink may nevertheless pursue a Business Combination but will not be entitled to a discharge of its debts.  The Plan contains a number of provisions, discussed more fully below, to facilitate the Business Combination.  Second, the Plan provides that, on the Effective Date, all existing assets of the Debtors will be transferred to a Liquidating Trust.  It will be the Liquidating Trustee’s task to complete liquidation of the assets, including pursuing Causes of Action.  The Liquidating Trustee will also be primarily responsible for objections to claims and for distributions to the various classes.  In furtherance of the foregoing, the Plan proposes substantive consolidation of the estates of Verilink and Larscom, although not substantive consolidation of the companies themselves.

Classification of Claims and Interests.

The Plan divides the Claims and Interests of parties into eight classes:

Class 1: Administrative Expense Claims.  Class 1 shall consist of all Administrative Expense Claims.

Class 2:  Priority Tax Claims.  Class 2 shall consist of all Priority Tax Claims.

Class 3:  Employee Priority Claims.  Class 3 shall consist of all Claims having priority under section 507(a)(4) or section 507(a)(5) of the Bankruptcy Code.

Class 4: Secured Claims of the Noteholders.  Class 4 shall consist of the Noteholders’ Claims, but not any Equity Interest they hold.

Class 5: Other Secured Claims.  Class 5 shall consist of the Other Secured Claims.

Class 6:  Administrative Convenience Class.  Class 6 shall consist of all General Unsecured Creditors with Allowed Claims of $500 or less or who agree to reduce their Claim to $500 or less.

Class 7: General Unsecured Claims.  Class 7 shall consist of all Claims of every kind and nature which any person or entity holds against the Debtors other than Class 1 Claims, Class 2 Claims, Class 3 Claims, Class 4 Claims, Class 5 Claims, and Class 6 Claims.  The Class 7 Claims include, without limitation, all Claims arising out of goods sold or services rendered to the Debtors (including non-priority employee Claims) prior to the Filing Date not otherwise entitled to priority, or out of the rejection of executory contracts or unexpired leases, any Claims that are recharacterized as pre-petition unsecured Claims pursuant to stipulations between the parties and approved by the Bankruptcy Court or pursuant to order of the Bankruptcy Court.

Class 8: Equity Interests.  Class 8 shall consist of all interests in the Debtors, including without limitation all shareholders of all classes.

Treatment of Claims and Interests.

Class 1:  Administrative Expense Claims.

An administrative expense bar date was set for August 14, 2006 for (i) all claims incurred between April 9 and June 16, 2006 in excess of $5,000 incurred in the ordinary course of business, (ii) all claims incurred between April 9 and June 16, 2006 not in the ordinary course of business, and (iii) all claims for the value of any goods received by the Debtors within 20 days before the Filing Date in the ordinary course of business, other than the claims of court-approved professionals or the Bankruptcy Administrator.  As discussed above, the Debtors have contested two administrative expense claims which at this point remain unresolved and there are unliquidated administrative expense claims of certain directors and officers which are unresolved.  The Debtors have contested the claim of Blue Cross/Blue Shield of Alabama (“Blue Cross”) in the amount of $26,020 and the claim of MetLife in the amount of $171,158.41.  If the Debtors prevail in their position that the sums are not owed and if the unliquidated administrative expense claims of the directors and officers are zero or a minimal amount, the Debtors believe they will have sufficient cash on hand as of the Effective Date to pay all Administrative Expense Claims in full.  However, should the Debtors not prevail in their objections to the Blue Cross and MetLife claims, or if these claims and/or the unliquidated claims of the directors and officers are unresolved as of the Effective Date such that a reserve for such claims would have to be addressed, it is likely there will be insufficient funds as of the Effective Date to pay all Administrative Expense Claims in full.  Consequently, the Plan provides that, to the extent Administrative Expense Claims are not paid in full on the Effective Date, they will be paid a pro rata share of the Available Distributable Cash on the Effective Date with the balance being paid when sufficient funds are available.  Any allowed Administrative Expense Claims not paid when due will bear interest at the rate of six percent (6%) until paid.  This treatment is inconsistent with the requirements of the Bankruptcy Code unless the holder of the claim consents thereto.  Therefore, the ballot solicits the consent of the holders of Administrative Expense Claims to such treatment.  A failure to vote “no” is deemed consent.

An exception to this treatment is for the Administrative Expense Claim of the Investor resulting from the DIP Loan.  This claim will be repaid by the issuance on the Effective Date of the following equities of the Reorganized Verilink pursuant to 11 U.S.C. § 1145, to-wit:

1.

1,000,000 common shares;

2.

Warrants exercisable by the Investor for 5,000,000 non-assessable shares of the common stock, $0.001 par value at any time on or prior to November 30, 2016, upon the payment by the Investor of the purchase price of $25.00 per share.  The Investor shall have the right to exercise this warrant at any time for the full exercise price of $25.00 per share prior to the warrant’s expiration upon delivery of the payments to the Reorganized Verilink.  The number of shares called or exercised at any given time and the purchase price per share shall be subject to adjustment from time to time by the Board of Directors of Reorganized Verilink.  A discussion of section 1145 is included below.  The equities issued to the Investor in satisfaction of its Administrative Expense Claim are not subject to the reverse split or reclassification of any presently issued shares otherwise described in the Plan; but, the warrants may not be converted into these equities until a Business Combination has been completed.  The equities issued will bear a legend as to their restrictive nature.

Class 2:  Priority Tax Claims.

As discussed above, the total Priority Tax Claims scheduled by the Debtors was $27,564.95.  Additionally, the State of Florida has filed a proof of claim in the amount of $570,783.89 for sales taxes which it claims as priority.  The Debtors dispute this claim and the State of Florida is in the process of auditing the Debtors’ records to determine its precise claim.  Under the Plan, each holder of a Class 2 Claim will receive either payment in full on the Effective Date or regular cash installments over a period determined by the Liquidating Trustee, but in no event exceeding five (5) years after the Filing Date.  Should the Liquidating Trustee elect to make payments over time to the Class 2 creditors, such payments will include interest such that the value as of the Effective Date of all payments equals the allowed amount of each claim.  The ability to meet this payment schedule is dependent on the amount of allowed claims in this Class and Class 1 and the amount of assets recovered by the Liquidating Trustee.  If the State of Florida sales tax claim is allowed in the amount asserted, it is unlikely there would be sufficient assets to pay it unless the Liquidating Trustee recovers a substantial sum on the Causes of Action, D&O Claims, Avoidance Actions or Creditors’ Claims Against Third Parties.

Class 3:  Employee Priority Claims.

As discussed above, the total Employee Priority claims scheduled by the Debtors is $148,439.94.  This Class consists principally of claims arising from severance agreements and the termination of employees pre-petition.  To the extent a claim is an allowed Class 3 Claim, the Plan provides for the holder to receive payment in full plus interest at six percent (6%) from the Effective Date to the date paid.  Payments will be made from Available Distributable Cash after payment in full, or reserve for all Class 1 and Class 2 Claims.  The ability to meet this payment schedule is dependent on the amount of allowed claims in this class as well as Classes 1 and 2 and the amount of assets recovered by the Liquidating Trustee.  If this Class does not accept this alternative treatment, the Debtors are unable under the Bankruptcy Code to force this Class to receive this treatment.  Rather, the Bankruptcy Code provides that, if the class does not accept the proposed treatment, the class must be paid cash on the Effective Date of the Plan equal to the allowed amount of such claim.  In the event this Class does not accept the proposed treatment, and the Class in fact consists of claims totalling $148,439.94, it is unlikely the Debtors could actually pay cash to this Class on the Effective Date, given the current availability of cash and the administrative expense claims and tax claims entitled to priority over Class 3.  Thus, the holders in Class 3 are asked by the Debtors to accept the proposed treatment.

Class 4:  Secured Claims of the Noteholders.

As described above, the Secured Claims of the Noteholders were satisfied and released in connection with the sale of substantially all of the Debtors’ assets.  As a result, the Debtors do not believe there are any remaining claims in this Class.

Class 5 Claims:  Other Secured Claims.

The Debtors’ schedules only identify the following secured creditors:  the Noteholders, RBC Centura Bank, Agilent Financial Services, Oce Financial Services, Inc., and MetLife.  As discussed in connection with Class 4 above, the Noteholders’ Secured Claims have been fully satisfied and released.  Similarly, the Debtors consented to relief from the stay for RBC Centura Bank to apply a certificate of deposit securing a letter of credit which had been issued to MetLife.  Consequently, RBC Centura Bank’s secured claim has been satisfied.  MetLife has drawn on the letter of credit securing its claim, so any remaining claim of MetLife is unsecured.  Finally, the claims of Agilent Financial Services and Oce Financial Services, Inc. are based on equipment leases.  The equipment leases have been rejected, the equipment has been returned to the respective lessors, and the Debtors believe that any remaining claims are only unsecured claims.  Consequently, the Debtors do not believe there are any claims in this Class.  Nevertheless, the Plan provides that, should there be “other secured creditors,” such creditors will receive either a single cash payment in an amount equal to the holder’s Class 5 Claim, a return of the assets securing the Claim, or deferred cash payments having a present value as of the Effective Date equal to the value of the collateral securing the Claim.

Class 6 Claims:  Administrative Convenience Class.

This Class consists of all general unsecured creditors with Allowed Claims of $500 or less or who agree to reduce their Claims to $500 or less.  The Debtors estimate there are approximately 56 creditors with Claims scheduled or filed of $500 or less.  The holders of Class 6 Claims will receive ten percent (10%) of their Allowed Claims from the Available Distributable Cash after payment or reserve for payment of all Claims in Classes 1, 2, 3, and 5.  The Debtors estimate the total amount necessary to satisfy the creditors in this Class is $1,300.

Class 7 Claims:  General Unsecured Creditors.

Class 7 consists of all General Unsecured Claims other than those in one of the prior identified classes.  Class 7 Claims will receive a pro rata share of Available Distributable Cash after payment or reserve for payment of all Allowed Claims in Classes 1, 2, 3, 5, and 6.  Additionally, creditors in Class 7 will receive a pro rata distribution of the Liquidating Trustee’s Stock that is not liquidated and each holder of an Allowed Class 7 General Unsecured Claim who is not also a holder of an Allowed Class 8 Interest on the Record Date will receive 100 shares of Unsecured Creditors’ Stock.  Under the terms of the Plan, the Liquidating Trustee may sell all or a portion of the Liquidating Trustee’s Stock to Reorganized Verilink or in any other exempt transaction prior to its distribution to unsecured creditors should the Liquidating Trustee deem it to be necessary or in the best interest of the Estate.  The proceeds from the sale could then be used to make distributions to creditors in Classes 1, 2, 3, 5, 6, and 7.  However, the 100 shares of Unsecured Creditors’ Stock will be distributable only to the holders of allowed Class 7 Claims.  The Unsecured Creditors’ Stock will be held by John Heskett, who is the attorney for the Investor and the Contributor, in trust for the unsecured creditors until Reorganized Verilink is current in its reporting obligations under the federal securities laws and Reorganized Verilink has filed with the SEC all reports and statements necessary in connection with the Business Combination (“Lockup Period”).  The date of issuance is presumed to be the Effective Date.  Mr. Heskett will release the stock to the General Unsecured Creditors without further instruction at the end of the Lockup Period.  Additionally, the Liquidating Trustee’s Stock and the equities issued in satisfaction of the Investor’s Administrative Expense Claim are also subject to the Lockup Period.  That means that the Liquidating Trustee or the unsecured creditors who ultimately receive the Liquidating Trustee’s Stock and the Investor may not sell the stock or equities until the Lockup Period expires.  However, the Liquidating Trustee himself may sell the Liquidating Trustee Stock back to the Reorganized Verilink during the Lockup Period upon a mutually acceptable price between the Liquidating Trustee and Reorganized Verilink.

It is uncertain what the value of the distribution to the unsecured creditors will be.  First, it is uncertain whether there will be Available Distributable Cash to be paid to the Class 7 Claimants.  Any cash to be distributed must come from recoveries from Causes of Action such as the Avoidance Actions and D&O Actions described above or from the Creditors’ Claims Against Third Parties described below.  These actions have not yet been filed, the Debtors expect them to be contested, and the amount and timing of any recovery is uncertain.  Secondly, the amount of the Liquidating Trustee’s Stock to be distributed to Class 7 creditors is uncertain.  As a general asset of the estate, any proceeds of the Liquidating Trustee’s Stock must first be used to pay the Claims in Classes 1, 2, 3, 5, and 6 to the extent cash has been insufficient to pay those Claims.  Moreover, the value of the Liquidating Trustee’s Stock or the Unsecured Creditors’ Stock is uncertain.  The value of the stock turns largely on the success of Reorganized Verilink completing a Business Combination, the combined company being successful, and the stock being saleable.

Class 8 Interests.

The holders of Class 8 common stock in Verilink are entitled to either have their interest cancelled or retain their shares in Verilink, subject to this paragraph.  A holder of an interest may only opt to have their interest cancelled by selecting that option on the ballot and returning the ballot by the voting deadline.  All outstanding shares will be reversed such that the total amount outstanding to existing shareholders will be no more than 10,000 common shares in Verilink.  In reverse splitting the outstanding shares, no fractional shares will be awarded and there will be no rounding.  Assuming total outstanding shares are 25,752,309, the fraction of stock available to existing holders from this pool is 0.00039.  Thus, assuming no holders of interests elect to have their interests cancelled, only holders of at least 2,575 shares will retain any interest in Reorganized Verilink.  Equity holders with less than 2,575 shares will retain no interest in Reorganized Verilink.  The exact ratio of the split will be determined based on the amount of outstanding stock, the holders of which have not opted to have their interests cancelled.  Thus, the exact ratio is undetermined at this time.

A review of the record holders of Verilink stock maintained by American Stock Transfer & Trust Company as of October 31, 2006 reveals 18 holders of stock of 2,575 shares or more.  Included within this list are:

(i)

1,665,713 shares held by Axel Johnson, Inc., the company which previously owned Larscom and received Verilink stock in connection with that acquisition;

(ii)

1,000,000 shares of stock held by Leigh Belden, the former president and CEO of Verilink, either in trust or through his company;

(iii)

805,557 shares of stock held by Steven C. Taylor, a former director of Verilink;

(iv)

33,041 shares of stock held by the exchange agent for Larscom Incorporated, and 19,813 shares of stock held by the exchange agent for Vina Technologies, Inc.  Each of these exchange agents was established in connection with the acquisition of the respective companies and represents shares of Verilink stock which have not yet been claimed by former Larscom or Vina Technologies shareholders.

(vi)

The largest record holder of stock is Cede & Co., holding 22,021,672 shares.  Cede & Co. is a record holder for a number of brokers and beneficial holders, the identities of whom Verilink is unaware.

There are no present filings with the SEC of any investor declaring that they hold more than 5% of the outstanding stock of Verilink.  At the Petition Date, Kopp Investment Advisors, LLC for the benefit of Leroy C. Kopp held more than 5% of the voting securities of the Debtor.  However, all of these investments have been liquidated during the course of the bankruptcy, according to public filings.

Given the foregoing, there are many shareholders who may retain nothing as a result of the reverse split.  Moreover, the Debtors cannot identify who may be the primary beneficiaries of the reverse stock split, but it will be the largest existing shareholders in the company.  The reverse stock split will be made as to record holders, rather than beneficial holders.  Since the Debtors are not aware of the identities of the beneficial holders, Reorganized Debtor cannot state how many beneficial holders there may be in the stock after the reverse split.  Finally, the Plan calls for existing shareholders to return their outstanding certificates in exchange for new certificates reflecting the amount of post split holdings.  Shareholders will receive instructions from Reorganized Verilink immediately after the Effective Date as to the exchange of certificates and the identity of any new exchange agent.  All other equity interests in Verilink will be cancelled as of the Effective Date.  The stock in Larscom which is held by Verilink will be transferred to the Liquidating Trustee.

Liquidating Trust.

As discussed above, one of the principal components of the Plan is the creation of a Liquidating Trust and the transfer of all remaining assets of the Debtors to the Liquidating Trust. The proposed initial Liquidating Trustee is Darryl Laddin of Arnall Golden Gregory, LLP.  Arnall Golden Gregory, LLP and Mr. Laddin serve as counsel to the Creditors’ Committee.  Mr. Laddin’s resume is attached at Exhibit “E”.  Mr. Laddin is the author of the D&O Claims Notice and has participated in the conduct of the investigation into the D&O Claims.  As such, the directors, officers and employees who are the subject of the D&O Claims but who are also unsecured creditors may not perceive Mr. Laddin as a disinterested and impartial liquidating trustee.

The Liquidating Trustee shall be authorized to continue the liquidation of any assets that are not presently liquidated in order to maximize the value of the assets for the benefit of and distribution to the unsecured creditors.  The Liquidating Trustee is authorized to, among other things:

(i)

collect and liquidate all Assets;

(ii)

prosecute all Avoidance Actions, D&O Actions, Causes of Action, and Creditors’ Claims Against Third Parties that are assigned to the Creditors’ Trust;

(iii)

conduct examinations under Rule 2004 of the Federal Rules of Bankruptcy Procedure;

(iv)

make distributions;

(v)

open bank accounts;

(vi)

object to Claims, seek subordination thereof, and assert defenses, counterclaims or setoffs thereto;

(vii)

settle disputes, Claims, Causes of Action and Creditors’ Claims Against Third Parties as more specifically set forth in the Plan;

(viii)

conduct the administration of the cases and the Plan, including wrapping up the Debtors’ 401(k) Plans, obtaining a final decree and paying any Bankruptcy Administrator fees;

(ix)

file all reports, including Bankruptcy Administrator reports;

(x)

file tax returns;

(xi)

wrap up Debtor Larscom and any subsidiaries, domestic or foreign, of either of the Debtors, including dissolving companies and filing final reports and tax returns.  In this respect, the Liquidating Trustee shall stand in the shoes of an officer and director of such entity solely for the purpose of executing any documents required;

(xii)

take such other action as may be necessary or appropriate to fulfill his obligations under the Plan; and

(xiii)

hire professionals or agents to assist him in carrying out his obligations.

One of the assets transferred to the Liquidating Trust is the Debtors’ interest in the D&O Policies.  While the Debtors’ interest in the D&O Policies is being transferred to the Liquidating Trust, such transfer is not intended to eliminate the rights of any other party with respect to the Policies, including without limitation the rights of any directors, officers or employees to seek reimbursement, contribution or indemnification under the Policies.  Therefore, the Liquidating Trust and the other beneficiaries of the D&O Policies may be competing with each other for the same asset – the proceeds of the D&O Policies.

One of the principal obligations of the Liquidating Trust will be to evaluate and prosecute as appropriate Causes of Action, including the Avoidance Actions and the D&O Actions described above.  As well, Creditors may have certain claims, causes of action, suits, etc. whether asserted or unasserted, liquidated or unliquidated, that could be asserted against any non-Debtor entity, including without limitation any current or former officer or director of either of the Debtors or any law firm, accounting firm or other professional entity, that arises from or relates to that creditor’s Claim against either of the Debtors and which is based on any act or omission or other event occurring prior to the Effective Date of the Plan (the “Creditors’ Claims Against Third Parties.”)  UNLESS ANY CREDITORS AFFIRMATIVELY OPT OUT OF CONVEYING SUCH CLAIMS TO THE LIQUIDATING TRUST, the Creditors’ Claims Against Third Parties will be assigned and transferred to the Liquidating Trust upon the Effective Date of the Plan.  Creditors may opt out by filing an opt out notice by the deadline for voting to accept or reject the Plan.  CREDITORS THAT DO NOT AFFIRMATIVELY OPT OUT WILL BE UNABLE TO PURSUE SUCH CLAIMS, CAUSES OF ACTION, ETC. AGAINST ANY THIRD PARTIES.

Under the terms of the Plan, the Liquidating Trustee is authorized to object to Claims as well as to establish appropriate reserves for any disputed claims.  A number of the parties against whom the Debtors or the Liquidating Trust may assert Causes of Action, including the Avoidance Actions and the D&O Actions, will also have Claims against the Debtors, either arising out of the Causes of Action (e.g., indemnification or Section 502(h) claims) or otherwise.  Therefore, the Liquidating Trustee will be faced with the need to balance both the prosecution of the Causes of Action and the resolution of the Claims that may result from a successful prosecution and the net effect thereof on all creditors.  All objections to Claims will be filed with the Bankruptcy Court in accordance with the Bankruptcy Code and Bankruptcy Rules and adjudicated thereby.  However, the Liquidating Trustee has the authority to settle any objections to Claims, as well as Causes of Action, without separate Court authority.

The Plan provides the Liquidating Trustee with substantial discretion.  For example, the Liquidating Trustee is entitled to exercise its reasonable business judgment in determining the timing and the amounts of a reserve for anticipated expenses.  The Liquidating Trustee may determine whether, in the event Available Distributable Cash totals less than $10,000, there appears to be no reasonable prospect for increasing the amount beyond $10,000 and then distributing the Available Distributable Cash to a recognized charity of his choice.  The Liquidating Trustee may resolve objections to Claims and enter into settlements of Causes of Action without notice or further order of the Bankruptcy Court.  This means that the Liquidating Trustee could settle the D&O Claims with some or all of the potential defendants without notice and an opportunity to be heard by other creditors or other potential defendants.

The Liquidating Trustee is paid the greater of (i) three percent (3%) of the fair market value of all distributions made under the Plan up to a maximum of $10 million and (ii) the Liquidating Trustee’s usual and customary hourly rate then in effect multiplied by the hours the Liquidating Trustee expends in fulfillment of his duties.  Any request for payment of fees by the Liquidating Trustee, as well as any request for payment of Post Effective Date Administrative Expenses by any other party, must be served on the Bankruptcy Administrator and any party-in-interest requesting Post Effective Date Notice in accordance with the Plan.  Such parties shall have fifteen (15) days to object to the requested fees.  If no objection is received, the fees or expenses may be paid without further order of the Court.

The Liquidating Trust exists only to effect the final liquidation of the Debtors’ assets and it will terminate upon the completion of such liquidation and the distribution of the proceeds to the parties entitled thereto.  On a semi-annual basis, the Liquidating Trustee will file a report with the Bankruptcy Court as to the assets and liabilities and activities of the Liquidating Trust and serve that information on any party requesting to be served with notice of the Liquidating Trust’s activities.

Under Section 1145 of the Bankruptcy Code, the issuance of securities in exchange for claims and interests under the Plan is exempt from registration under the Securities Act of 1933, as amended, and applicable state and local laws requiring registration of the securities.  The Debtors do not believe that the holding of a beneficial interest in the Liquidating Trust requires registration under the Securities Act of 1933, or under applicable state and local laws requiring registration of securities.  If, however, the Liquidating Trustee determines, with the advice of counsel, that the Liquidating Trust is required to comply with the registration and reporting requirements of the Securities Act of 1933 as amended, the Securities and Exchange Act of 1934 as amended or the Investment Company Act of 1940 as amended, then the Liquidating Trustee shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the SEC.  Upon the creation of the Liquidating Trust, the holders of Claims entitled to a distribution therefrom shall not receive certificates, and their interest in the Liquidating Trust is not transferable.

Restructuring Transaction.

One of the means of effectuating the Plan is the Restructuring Transaction described therein.  The Restructuring Transaction consists of two steps:  first, the sale of the control of Verilink to the Contributor and second, a Business Combination between Reorganized Verilink and a company to be selected by the New Directors and New Officers of Reorganized Verilink.  Each of these steps will be discussed below.

The first step in the Restructuring Transaction is the sale of control of Verilink.  Verilink is presently authorized to issue 60,000,000 shares of common stock; however, only 25,752,309 shares of common stock have been issued.  Therefore, another 34,247,691 shares of common stock remain authorized but unissued.  In the Restructuring Transaction, Reorganized Verilink will first implement a reserve stock split such that the total number of issued and outstanding shares of the Reorganized Verilink will be no greater than 10,000, excluding any shares held by or issuable to the Investor or the Contributor or shares to any creditors issued pursuant to the Plan.  Second, Reorganized Verilink will issue 25,000,000 restricted shares of New Common Stock to the Contributor in return for which the Contributor will pay $90,000 to the Liquidating Trust.  This New Common Stock will not be subject to the reversal or reclassification of presently issued common shares.  The issuance of the New Common Stock is exempt from registration under the Securities Act of 1933 as a private placement under Section 4(2).  The issuance of the New Common Stock will be exempt under applicable state law as a private placement.  The New Common Stock will be restricted as to transfer.  The New Common Stock will bear a legend reflecting its restricted nature.  As a result of the Restructuring Transaction, between the Effective Date and the occurrence of a Business Combination, there will be approximately 31,105,000 shares of Verilink common stock outstanding, consisting of the following:

25,000,000

New Common Stock

  6,000,000

Held in Reserve for Administrative Expense Claim

       75,000

Liquidating Trustee’s Stock

       20,000

Unsecured Creditors’ Stock (assuming 200 unsecured

creditors)

       10,000

Existing shareholders

31,105,000

 The Contributor will be a holder of more than ten percent (10%) of the outstanding shares in Reorganized Verilink.  The Contributor will be required to file reports under the Exchange Act of 1934, specifically Sections 16(a) and 13(a), so long as the Contributor beneficially owns more than 10% (in the case of section 16(a)) or 5%  (in the case of section 13(a)) of the outstanding shares in Reorganized Verilink.  Reorganized Debtors and the Contributor recognize that, while the issuance of the New Common Stock to the Contributor pursuant to the Plan is exempt from the registration requirements of the Securities Act as described above, any subsequent sale or transfer of the New Common Stock by the Contributor is subject to the securities laws, and must be registered or be supported by an exemption from the registration requirements of the Securities Act of 1993 (“Securities Act”).  The SEC staff takes the position that such resales are prohibited under the Worm-Wulff Letters described below in the Registration and Resale of Securities section without a registration statement filed under the Securities Act.  The Contributor has reported to the Debtors it understands the restrictions associated with being an affiliate of Reorganized Verilink and intends to comply with all SEC rules and regulations regarding thereto.

The Contributor is IACE Investments II, Inc., a Nevada corporation.  The Contributor is owned 100% by John Heskett.  Mr. Heskett is an attorney licensed to practice law in the State of Oklahoma.  His areas of specialty include securities, investments and estate planning.  Mr. Heskett has previously advised companies, as well as has controlled companies, which have made investments in public companies with little or no business, with an eye toward a Business Combination, similar to that outlined in the Plan.  The format of the acquisitions with which Mr. Heskett has been involved in the past are very similar to the format outlined in the Plan, although the precise amounts of stock and/or cash offered to the companies vary from case to case.  Likewise, the types of companies which ultimately combine with the companies in which Mr. Heskett and others invest vary and have included Asian trading companies.  Mr. Heskett does not own a controlling interest in any entity that is presently known as a candidate for the Business Combination.  Other public companies in which Mr. Heskett has previously been involved include Instachem Systems, Inc. (attorney and registered agent); CDXCom, Inc. a/k/a AirGuide, Inc. (attorney and incorporator); Gabriel Technologies Corporation f/k/a Princeton Video Image, Inc. (attorney); Otish Resources, Inc. n/k/a China-Biotics, Inc. (attorney); New Harvest Capital Corporation (attorney); Osage Acquisition Corporation (shareholder).  Mr. Heskett has also represented GoPublic Institute and Mike Fearnow, who are discussed further below.  Mr. Heskett has no prior relationship or other financial dealings with any of the current officers and directors of the Debtors.

The Investor, who made the DIP Loan, is Venture Fund I, Inc., a Nevada corporation.  Venture Fund I, Inc. is owned 100% by Ruth Shepley, a private individual unrelated to any of the directors, officers or substantial creditors of the Debtors.  The sole officer and director of Venture Fund I, Inc. is Ms. Shepley.  Venture Fund I, Inc. and Ms. Shepley are private investors who have invested in similar transactions previously.  Ms. Shepley has previously been the sole officer and director of GuideLocator.com, Inc., a predecessor company to Decorize, Inc.  Ms. Shepley has also been a significant shareholder in the following public companies:  New Harvest Capital Corp., Azur Holdings, Inc., Precision Aerospace Components, Inc., Sino-Biotics, Inc., Strategy International Insurance Group, Inc., Telestone Technologies Corporation, Maxus Technology Corporation, Intelligent Motor Cars Group, Inc., Green Power Energy Holdings Corporation, and Flex Acquisition Corp., among others.  Furthermore, Ms. Shepley has other investments around the country.  Neither Ms. Shepley nor Venture Fund I, Inc. own a controlling interest in any entity that is anticipated to be a candidate for a Business Combination with Verilink.  Venture Fund I has previously purchased a controlling interest in Gasel Transportation Lines, Inc., which then entered into a reverse merger with Jordan I Holdings Company on December 30, 2005.

Mr. Heskett represents GoPublic Institute and its principal, Mike Fearnow in various matters.  Mr. Fearnow was the initial contact with the Debtors regarding the opportunity to purchase control of the company.  Mr. Fearnow was the subject of a cease-and-desist order from the SEC in December 2000 for allegedly serving as a broker or dealer without registration with the SEC.  As a result, Mr. Fearnow was fined $10,000.  Mr. Fearnow is an adviser to Ms. Shepley.  The Debtors are not paying Mr. Fearnow or GoPublic Institute any fee nor are there any provisions in connection with the Restructuring Transaction which provide for a fee to Mr. Fearnow or his company.  The Debtors do not know if Mr. Fearnow is being paid a fee by Ms. Shepley or other investment clients, nor whether he would be paid a fee in cash or stock as part of the Restructuring Transaction.

The Investor and Contributor are sophisticated investors who intend to hold the equities as an investment with no intent to distribute them to multiple parties.  The Debtors will receive typical investor representations from the Investor and Contributor in connection with a private placement prior to the issuance of the equities evidencing such intent of the Investor and Contributor.  The Debtors have accepted the representations of the Investor and Contributor, but have not conducted their own investigation or due diligence into the Investor’s or Contributor’s wherewithal or intent.  Consequently, to the extent it is subsequently determined that the issuance of the New Common Stock required registration, any liability for failure to do so shall be that of the Reorganized Verilink and/or the Contributor, and not the liability of the estate.

Under the terms of the Plan, upon the Effective Date, the Current Directors and Current Officers will be removed and replaced in Verilink by the New Directors and New Officers.  The New Director and New Officer is James A. Ditanno, who is described more fully under the Personnel Section below.  Under the existing bylaws of Verilink, vacancies on the board of directors may be filled by a majority vote of the directors then in office, without obtaining additional consent from the shareholders.  However, shareholders will be entitled to vote on the Plan and therefore have a voice in the process of changing directors.  Under the existing Verilink bylaws, officers are selected by the directors, and not by the vote of the shareholders.  Also on the Effective Date, the New Directors may amend the Reorganized Verilink’s bylaws and may amend or change its fiscal year without the need of shareholder approval.  Such shareholder approval is not presently required under the bylaws or certificate of incorporation of Verilink or state law. Further, the Plan authorizes the New Directors to change the name of Verilink to a name selected by the New Directors without further authorization from the shareholders.  This provision is consistent with the existing bylaws and certificate of incorporation as well as applicable state law.  Finally, the issuance of the New Common Stock, the Liquidating Trustee’s Stock, the Unsecured Creditors’ Stock, and the equities provided in satisfaction of the Investor’s Administrative Expense Claim are not required to be authorized by the shareholders, since the total amount to be issued is within the maximum previously authorized by the shareholders and the Board (60,000,000 shares).  Thus, it is the Debtors’ position that all requirements under bankruptcy law, state corporate law, and federal securities law applicable to the sale of control of Verilink will be satisfied by the terms of the Plan.

The second step in the Restructuring Transaction is the potential Business Combination of Reorganized Verilink with another company.  Under the Plan, if the Business Combination occurs within six (6) months of the Effective Date of the Plan (or up to one (1) year if extended pursuant to the Plan), Reorganized Verilink will receive a discharge of its debts under section 1141 of the Bankruptcy Code.  At this point, neither the Debtors nor the Contributor have identified the specific candidate for the Business Combination.  However, the Contributor has stated that the candidate shall be no less than a development-stage company with positive cash flow which meets at least the following criteria.  For purposes of the Restructuring Transaction, a development-stage company is one devoting substantially all of its efforts to establishing a new business, but either principal operations have not commenced or, if commenced, have not generated significant revenue.

(i)

management must have verifiable experience in operating and growing companies with at least one member of senior management to have experience in operating a public company;

(ii)

company must have qualified independent directors;

(iii)

management does not have a history of any criminal or securities fraud;

(iv)

company must have a well-defined and realistic business plan;

 (v)

technology companies must have patent protection and must have started beta testing of their product, or the company must have adequate financial resources to complete this phase of their development;

(vi)

company must have completed a current audit for the prior fiscal year conforming to U.S. generally accepted accounting principles or the company must have engaged a qualified audit firm acceptable to the New Directors and must verify that the audits required to complete the Business Combination can be completed satisfactorily in a timely manner; and

(vii)

company must have qualified security counsel.

Although the identity of the combination candidate is not presently known, the Reorganized Verilink and the New Directors will comply with all SEC requirements as to notice to investors regarding the combination.  The Debtors understand those requirements to include the filing of a Form 8-K and perhaps a registration statement as in Form S-1 or Form S-4, depending on the terms of the combination.  When the Contributor files the Form 8-K in anticipation of the Business Combination, the Form 8-K requires a description of the business to be combined, the property of the Business Combination candidate, and any legal proceedings in which the Business Combination candidate is involved.  Moreover, Form 8-K requires a discussion of the market price of and dividends on stock and a description of existing securities.  Furthermore, extensive financial information will have to be produced at that time regarding Reorganized Verilink and the proposed combination candidate.  Further, the directors, executive officers, promoters, and control persons of the proposed combination candidate and Reorganized Verilink will need to be disclosed, together with related information regarding their compensation and ownership of securities.  The Contributor has represented that this information will be provided in accordance with the securities laws.  Moreover, the Contributor will have undertaken the expense and obligation to bring up to date all SEC filings on which the Debtors are delinquent.  The Contributor will contribute $30,000 to the Reorganized Verilink to cover such expenses. Having such filings up to date, to the Debtors’ understanding, is a requirement of consummating the Business Combination.  The Reorganized Debtors believe this information will be more than sufficient to notify the shareholders about the Business Combination candidate.  The Debtors note that, if Verilink were not a debtor in a case under Bankruptcy Code, and chose to participate in a Business Combination, it contends the filing of such a Form 8-K and any applicable registration statements, or conducting a private placement depending on the structure of the Business Combination, is all that would be required under the securities laws.  The Debtors contend the SEC does not have authority to authorize or block a proposed Business Combination, but it does have other mechanisms at its disposal for addressing transactions that it contends may harm the investing public, including but not limited to not allowing a registration statement to go effective, stopping trading in stock or seeking to enjoin violations of the securities laws.

The Plan authorizes the Reorganized Verilink and the New Directors and New Officers to consummate a Business Combination with a target company without seeking additional shareholder approval.  While this is a variation from state law, the Debtors believe such a request in the Plan is fair for a number of reasons.  First, the existing shareholders are an impaired class and are entitled to vote with respect to the Plan and also to file objections with respect to the Plan.  Second, as can be seen from the description of the Debtors’ assets and liabilities, in a liquidation the shareholders will receive nothing on their stock and the outstanding stock will be cancelled.  Since the stock has virtually no value without the Restructuring Transaction, the risk of the Restructuring Transaction to the outstanding shareholders is minimal at best.  A failure of the Restructuring Transaction to occur or to produce any value for the stock results in no change to the existing status or value of the stock.  Instead, the Restructuring Transaction provides the only hope for potential value to the existing shareholders.  Similarly, the unsecured creditors who are the beneficiaries of the Liquidating Trustee’s Stock and the Unsecured Creditors’ Stock are entitled to vote on the Plan and to object to any provision in the Plan.  As with the shareholders, the present value of the Debtors’ assets would not permit any significant distribution to unsecured creditors, absent a potential recovery on the Causes of Action.  Allowing the Restructuring Transaction to go forward poses minimal risk to the unsecured creditors, even if the Business Combination is not consummated or the value of the combined company does not materialize, given the alternatives available to the unsecured creditors.  Considering the current value and status of the general unsecured creditors and the shareholders, the risks inherent in approving a Business Combination transaction in advance of identifying the combination candidate and disclosing information regarding it are minimal.

Distribution and Claims Objections.

The Liquidating Trustee shall have the primary responsibility for reviewing and examining claims and filing objections with the Bankruptcy Court to the allowance of claims or filing motions to estimate claims.  However, the Debtors and other parties-in-interest may also file objections to the allowance of claims.  The deadline for objecting to claims is 120 days from the later of the Effective Date or, with respect to a specific claim for which a creditor is allowed to file a proof of claim after the Confirmation Date, 120 days from the date such request is filed.  All objections to claims are reserved and the confirmation of the Plan shall have no effect on such objections.

The Liquidating Trustee is also responsible for the distributions to creditors.  Under the Plan, the Liquidating Trustee must determine “Available Distributable Cash”.  Available Distributable Cash is defined as Net Proceeds of Liquidated Assets less the Liquidating Trustee Expenses.  Thus, Available Distributable Cash can only result from Liquidated Assets, as opposed to unliquidated assets such as Causes of Action, Creditors’ Claims Against Third Parties or Liquidating Trustee’s Stock.  The Net Proceeds of such Liquidated Assets will be the gross proceeds resulting from the sale or other disposition of the assets less the actual and necessary costs of liquidating the assets including attorneys’ fees.  From the Net Proceeds, the Liquidating Trustee must hold back its expenses which are the actual and anticipated ordinary costs and expenses of the Liquidating Trust including compensation to the Liquidating Trustee, reimbursement of expenses, compensation of any professional fees, and Post-Effective Date Administrative Expenses.  As noted, the definition of “Liquidating Trust Expenses” includes anticipated expenses.  Thus, in determining Available Distributable Cash, the Liquidating Trustee is authorized to withhold from distribution reasonable sums to provide for anticipated expenses of completing the wind-up of the cases.  Additionally, to the extent any particular claim is unresolved at the time of distribution, the Liquidating Trustee is authorized to hold a “Reserve” to cover undetermined claims as well as to reserve for future litigation expenses, funds which have not yet been collected by the recipient, and the like.  The amount of Available Distributable Cash, the amount of the Reserve as to expenses, and the dates of distribution are within the reasonable discretion of the Liquidating Trustee and no Court authority is required.  The amount of the Reserve as to disputed and/or unliquidated claims is set forth in the Plan.

Exculpation, Injunctions, and Discharge.

The provisions of the Plan are binding on the Debtors, any entity acquiring property under the Plan and any creditor, or party-in-interest (the “Parties-in-Interest”), whether or not the claim of a creditor is impaired, whether or not the creditor has accepted the Plan, and whether or not a proof of claim or appearance has been filed in the cases.  The Plan provides that, for a period from the Effective Date and until the Business Combination is consummated, provided the combination occurs within six (6) months of the Effective Date (unless extended up to one additional six-month period in accordance with the Plan), all Parties-in-Interest are enjoined from pursuing the Debtors or their property in any manner or way to collect amounts due them prior to the Effective Date, including filing suit, creating, perfecting or enforcing a lien, asserting a writeoff, a right of subrogation or a right of recoupment, or the like.  Provided the Business Combination is consummated within six (6) months of the Effective Date (unless extended up to one additional six-month period in accordance with the Plan), the Debtors will receive a discharge which discharge shall become effective upon the consummation of the Business Combination and therefore continuation of Reorganized Verilink in business.  Should the Business Combination not occur within six (6) months of the Effective Date (unless extended up to one additional six-month period in accordance with the Plan), the discharge and injunction related thereto will be deemed dissolved, null and void without further order of the Bankruptcy Court.

In addition to the discharge, the Debtors, the Reorganized Verilink, the Creditors’ Committee, and their respective affiliates, officers, directors, members, employees, advisors, attorneys, financial advisors, agents, and Professional Persons are exculpated by the Plan for any act or omission in connection with, related to or arising out of the chapter 11 cases, the preparation or formulation of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan, except for willful misconduct or gross negligence.  The Plan provides for the issuance of an injunction to support this exculpation.  This exculpation does not release any of the exculpated parties with respect to pre-petition conduct.

Preservation of Claims.

All causes of action, including the D&O Actions and the Avoidance Actions, will be transferred to the Liquidating Trust for its administration.  Nothing in the Plan is intended in any way to limit the authority of the Liquidating Trust or Liquidating Trustee to pursue the causes of action, and all such causes of action are intended by the Debtors to survive, whether specifically disclosed herein or not.

Personnel.

Under the terms of the Plan, upon the Effective Date, the existing officers and directors of Verilink and Larscom shall be deemed removed and the New Officers and New Directors shall be appointed.  The Contributor has notified the Debtors that the sole New Officer and New director will be James A. Ditanna.  He is a graduate of Drexel University, Philadelphia, Pennsylvania, receiving a Bachelor of Science degree in Business Administration with an accounting and taxation major.  Mr. Ditanna graduated from the University of Pennsylvania with dual masters degrees (MBA/MGA) magna cum laude.  Mr. Ditanna is also affiliated with the American Financial International Group, which has offices throughout the United States and in London, England.  Mr. Ditanna has no prior relationship with the Debtors, their officers and directors, any substantial creditors of the debtors or the professionals retained by the Debtors or the Committee.  Mr. Ditanna has previously worked with Mr. Heskett, the principal of the Contributor.  Mr. Ditanna was a director and shareholder in New Harvest Capital Corporation n/k/a Azur Holdings, Inc. (AZHLOB), a company in which Ms. Shepley also owns stock; was the Secretary/Treasurer, Chief Financial Officer and a director and shareholder of Tuff Coat Manufacturing, Inc. f/k/a Osage Acquisition Corporation, a company in which Mr. Heskett was also a shareholder; was Chief Financial Officer of Nexmed, Inc., a publicly traded company; and a director of Ideal Accents, Inc., a publicly traded company.  None of the existing officers and directors of Verilink or Larscom will remain with Reorganized Verilink after the Effective Date.  Moreover, to Debtors’ knowledge, and upon information and belief after inquiry, no insider of the Debtors stands to benefit from the transactions described in the Plan, other than as members of a creditor or shareholder class as the case may be.

The Liquidating Trustee may be or may be represented by or assisted by any of the existing officers of the Debtors or professionals of the Creditors’ Committee or the Debtors.

Registration and Resale of Securities.

BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, THE DEBTORS MAKE NO REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE PLAN, PARTICULARLY IN LIGHT OF THE SEC STAFF’S POSITION WITH RESPECT THERETO UNDER THE WORM-WULFF LETTERS DESCRIBED BELOW.

Section 1145 of the Bankruptcy Code generally exempts from registration the offer or sale of a debtor’s securities or those of an affiliate of, or a successor to, the debtor under a chapter 11 plan if such securities are offered or sold in exchange for a Claim against, or Equity Interest in, or an Administrative Expense Claim against such debtor.  The Debtors believe that the exchange of the Liquidating Trustee’s Stock, Unsecured Creditors’ Stock, and equities in satisfaction of the Investor’s Administrative Expense Claim in exchange for claims against the Debtor under the circumstances provided in the Plan will satisfy the requirements of section 1145(a) of the Bankruptcy Code.  Therefore, under section 1145 of the Bankruptcy Code, the issuance of the Liquidating Trustee’s Stock, Unsecured Creditors’ Stock, and equities in satisfaction of the Investor’s Administrative Expense Claim in exchange for claims against the Debtors and the subsequent resale of such securities by entities that are not “underwriters” (as defined in section 1145(b) of the Bankruptcy Code) are not subject to the registration requirements of section 5 of the Securities Act or equivalent state securities laws.    Thus, such shares will be deemed to have been issued in a registered public offering under the Securities Act and, therefore, the Debtors believe may be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(l) thereof unless the holder is an “underwriter” with respect to such securities as that term is defined in section 1145(b)(1) of the Bankruptcy Code (a “statutory underwriter”).  In addition, such securities generally may be resold by the recipients thereof without registration under state securities or “blue sky” laws pursuant to various exemptions provided by the respective laws of the several states.  The Plan provides that, during the Lockup Period, the Liquidating Trustee may sell the Liquidating Trustee Stock to Reorganized Verilink.  At the expiration of the Lockup Period, the Liquidating Trustee Stock will be distributed to creditors as provided in the Plan, unless the Liquidating Trustee exercises his discretion to sell some or all of the stock to provide cash payments to holders of Claims in Classes 1, 2, 3 and 6 or to pay Liquidating Trust Expenses.  In the event the Liquidating Trustee seeks to sell the Liquidating Trust Stock other than to Reorganized Verilink, he will comply with all applicable securities laws.  HOWEVER, RECIPIENTS OF SECURITIES ISSUED UNDER THE PLAN ARE ADVISED TO CONSULT WITH THEIR OWN COUNSEL AS TO THE AVAILABILITY OF ANY SUCH EXEMPTION FROM REGISTRATION UNDER STATE SECURITIES LAWS IN ANY GIVEN INSTANCE AND AS TO ANY APPLICABLE REQUIREMENTS OR CONDITIONS TO THE AVAILABILITY THEREOF.

Section 1145(b) of the Bankruptcy Code generally defines “underwriter” for purposes of the Securities Act as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim, (b) offers to sell securities issued under a plan for the holders of such securities, (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities, or (d) is an issuer (in this case, Reorganized Verilink) of the securities within the meaning of section 2(l1)of the Securities Act.  It is the Debtors’ view that this definition of “underwriter” limits the definition thereof in the Securities Act.  The SEC staff may disagree with this interpretation.  (See discussion of Worm-Wulff Letters below.)

The term “issuer” is defined in section 2(11) of the Securities Act; however, the reference (contained in section 1145(b)(1)(D) of the Bankruptcy Code) to section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with, an issuer of securities.  “Control” (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract, or otherwise.  Accordingly, an officer or director of Reorganized Verilink or its successor, under a plan of reorganization may be deemed to be a “control person,” particularly if the management position or directorship is coupled with ownership of a significant percentage of Reorganized Verilink’s or its successor’s voting securities.  Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns at least ten percent (10%) of the securities of Reorganized Verilink is a presumptive “control person” of Reorganized Verilink.

To the extent that persons deemed to be “underwriters” receive Liquidating Trustee’s Stock, Unsecured Creditors’ Stock, or equities in satisfaction of the Investor’s Administrative Expense Claim in exchange for claims against the Debtors pursuant to the Plan, resales by such persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law.  Entities deemed to be statutory underwriters for purposes of section 1145 of the Bankruptcy Code may, however, be able to sell securities without registration pursuant to the resale provisions of Rule 144 under the Securities Act.  This provision as hereafter described permits the resale of securities received pursuant to the Plan by statutory underwriters subject to applicable holding period requirements, volume limitations, notice and manner of sale requirements, and certain other conditions, but subject to the position of the SEC staff in the Worm-Wulff Letters set out below.

In addition, statutory underwriters may, under certain circumstances, be entitled to resell their securities pursuant to the more limited safe harbor resale provisions of Rule 144 under the Securities Act.  Generally, Rule 144 provides that, if certain conditions are met (e.g., volume limitations, manner of sale, availability of current public information about the issuer, etc.), specified persons who resell “restricted securities” or who resell securities which are not restricted but who are “affiliates” of the issuer of the securities sought to be resold, will not be deemed to be “underwriters” as defined in section 2(11) of the Securities Act.  Under Rule 144, the aforementioned conditions to resale will no longer apply to restricted securities sold for the account of a holder who is not an affiliate of Reorganized Verilink at the time of such resale, so long as a period of at least two years have elapsed since the later of (i) the Effective Date or     (ii) the date on which such holder acquired his or its securities from an affiliate of the company.

Notwithstanding the foregoing, the staff of the SEC takes the position that “promoters or affiliates of blank check companies as well as their transferees are ‘underwriters’ of the securities issued” and that Reorganized Verilink may be a blank check company.  This position is based on a series of letters between Ken Worm, the Assistant Director of NASD Regulation, and Richard Wulff, the Chief of the Office of Small Business of the Division of Corporate Finance of the SEC, beginning in November 1999.  Under these series of letters, the SEC staff took the position advocated above.  In response, the NASD sent a notice to its members stating that in “most, if not all, cases, the resale of securities of blank check companies is restricted and such securities can only be resold through registration under the Securities Act.”  It is the SEC staff’s position that, if the holders of such securities are “underwriters” as that term is used under the federal securities laws, Rule 144 will never be available to promoters and affiliates for the resale of those securities.  The NASD notice would appear to suggest that Rule 144 will never be available to any holders of any stock in a “blank check company”.  If this position were determined to be properly applied to Reorganized Verilink, any securities held by any party before the Business Combination could only be resold or offered for resale in the United States under a registration statement under the Securities Act and the Rule 144 resale exemption would not be available regardless of technical compliance.  If such is the case, the Liquidating Trustee’s Stock, the Unsecured Creditors’ Stock, and the equities issued in satisfaction of the Investor’s Administrative Expense Claim, could not be resold or offered for resale in the United States unless a registration statement under the Securities Act is filed and becomes effective.  It is not presently contemplated that a registration statement will be filed by the Debtors, or by the Reorganized Debtor, and the Reorganized Debtor has not undertaken to register the sale of any such securities.  Thus, it is possible that, if the SEC staff’s interpretation is correct, the stock may never be eligible for resale in the United States, rendering it impractical or impossible to realize any value from such securities.

The Debtors, the Investor and the Contributor, however, dispute that the SEC staff’s interpretation of the federal securities laws applies to the securities to be issued under the Plan.  They instead point to 11 U.S.C. § 1145(b)(3) which provides that the securities offered in exchange for a claim under a plan of reorganization are exempt from registration under the Securities Act, unless the entity receiving the securities under the plan is an underwriter as defined under the Bankruptcy Code, rather than an underwriter as defined under the Securities Act.  The definition of an underwriter under the Bankruptcy Code is significantly more limited than the definition of an underwriter under the Securities Act.  The Debtors, the Investor and the Contributor note that it is the broad definition of underwriter under the Securities Act which appears to underlie the analysis in the Worm-Wulff Letters.  Given the uncertainty surrounding this issue, the Debtors express no view as to whether any person would be deemed an underwriter under the Worm-Wulff Letters and whether in fact the stock issued pursuant to the Plan can be resold without a registration statement under the Securities Act.  Accordingly, the Debtors recommend that potential recipients of securities consult their own counsel concerning whether they may freely trade such securities.  Potential recipients, however, should be aware that they may be unable to sell their securities of Reorganized Verilink in the United States unless a registration statement under the Securities Act is in effect with respect thereto.

Whether or not any particular person would be deemed to be an “underwriter” of the Liquidating Trustee’s Stock, Unsecured Creditors’ Stock, or equities issued in satisfaction of the Investor’s Administrative Expense Claim in exchange for claims against the Debtors to be issued pursuant to the Plan, or an “affiliate” of Reorganized Verilink, would depend upon various facts and circumstances applicable to that person.  Accordingly, the Debtors express no view as to whether any person would be such an “underwriter” or an “affiliate.”

Securities issued under the Plan (such as the New Common Stock) that are not offered or sold in exchange for a Claim against, or Equity Interest in, or an Administrative Expense Claim against one of the Debtors will not be covered by the exemption available under section 1145 of the Bankruptcy Code and resales of such securities will be subject to the registration requirements of the Securities Act and applicable state securities laws, unless an exemption therefrom is available.

Finally, any securities subject to the Lockup Period discussed above may not be sold during the Lockup Period notwithstanding any other provision allowing resale.

IN VIEW OF THE COMPLEX SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE OF REORGANIZED VERILINK, THE DEBTORS MAKE NO REPRESENTATIONS OR AGREEMENTS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE LIQUIDATING TRUSTEE’S STOCK, UNSECURED CREDITORS’ STOCK, OR EQUITIES IN SATISFACTION OF THE INVESTOR’S ADMINISTRATIVE EXPENSE CLAIM IN EXCHANGE FOR CLAIMS AGAINST THE DEBTORS TO BE DISTRIBUTED PURSUANT TO THE PLAN OR IN THE NEW COMMON STOCK.  ACCORDINGLY, THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

VIII.  RISK FACTORS

The following is intended as a non-exclusive summary of certain risks associated with the Joint Plan, but it is not exhaustive and must be supplemented by the analysis and evaluation made by each holder of a Claim or Interest of the Joint Plan and this Disclosure Statement as a whole with such holder’s own advisors.

Insufficient Acceptances

For the Joint Plan to be confirmed, each impaired Class of Claims and Interests is given the opportunity to vote to accept or reject the Joint Plan.  With regard to such impaired voting Classes, the Joint Plan will be deemed accepted by a Class of impaired Claims if the Joint Plan is accepted by claimants of such Class actually voting on the Joint Plan who hold at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the total Allowed Claims of the Class voted.  The Joint Plan will be deemed accepted by a Class of Interests if it is accepted by holders in such class actually voting on the Joint Plan who hold at least two-thirds in amount of the interests voted in the Class.  Only those members of a class who vote to accept or reject the Joint Plan will be counted for voting purposes.  The Debtors reserve the right to request confirmation pursuant to the cramdown provisions in section 1129(b) of the Bankruptcy Code, which will allow confirmation of the Joint Plan regardless of the fact that a particular Class of Claims or Interests has not accepted the Joint Plan.  However, there can be no assurance that any impaired Class of Claims or Interests under the Joint Plan will accept the Joint Plan or that the Debtors would be able to use the cramdown provisions of the Bankruptcy Code for confirmation of the Joint Plan.

Confirmation Risks

The following specific risks exist with respect to confirmation of the Joint Plan:

1.

Any objection to confirmation of the Joint Plan can either prevent confirmation of the Joint Plan or delay confirmation for a period of time.

2.

Since the Debtors may seek to obtain approval of the Joint Plan over the rejection of one or more impaired Classes of Claims or Interests, the cramdown process could delay confirmation, or the Plan may not be confirmed.

3.

The Debtors may not be able to comply with the Bankruptcy Code requirements for cramdown as to any particular class, particularly since the Plan contemplates existing equity will retain an interest in Verilink, thus prohibiting confirmation of the Plan.

Business Combination With Reorganized Verilink

There are a number of risks associated with the proposed Restructuring Transaction, including the following:

1.

Reorganized Verilink may not subsequently be able to combine with a viable private entity and thus cause the stock of Reorganized Verilink to be worthless.

2.

The terms of any Business Combination are uncertain and therefore the potential effect on investors and creditors is uncertain.

3.

Any Business Combination may result in a change of control and/or management of Reorganized Verilink.

4.

The business of the proposed Business Combination partner is unknown, so there is uncertainty surrounding the nature, extent and strength of that business.  That business may not be well developed.

5.

Reorganized Verilink may combine with a private entity but such entity may not be able to qualify to trade on a public market.

6.

Reorganized Verilink may combine with a private entity but that entity may suffer any myriad of problems that any company may face in today’s economic climate, and be unsuccessful.

7.

Any Business Combination may result in the equity interest of shareholders and creditors delivered pursuant to the terms of this Plan being further diluted and therefore being of little or no value.

8.

A market may not exist for Reorganized Verilink’s common stock and neither the Debtors, nor the Contributor, can provide any assurances that a market will develop.  If no market exists for the Reorganized Verilink’s stock, then the holders of that stock will be unable to recognize any value in it.

9.

Creditors and shareholders which receive or hold stock in Reorganized Verilink may not be able to trade their stock until appropriate filings are made with the SEC under various securities regulations.

10.

Reorganized Verilink may take in excess of six months following the Effective Date (and any permitted extensions) to consummate a Business Combination.  In that event, the Reorganized Verilink may still choose to exist or combine with another entity, but Reorganized Verilink would not have received a discharge which may make a Business Combination less attractive and may be required to obtain additional shareholder approval, which would ultimately impact the success of the Reorganized Verilink.

11.

Reorganized Verilink will initially be controlled by the Contributor.  As such, risks exist that the minority holders of interests in Reorganized Verilink will have no meaningful input into the direction of Reorganized Verilink.

12.

As disclosed herein, Verilink is not current on its SEC filings.  Therefore, the risk exists of the SEC instituting an enforcement action against the Debtor.  Moreover, a reporting delinquency with the SEC may impact the ability of Reorganized Verilink to obtain a listing on a national stock exchange or have the stock quoted on various quotation systems, including the Bulletin Board.

13.

Reorganized Verilink may meet the criteria of a blank check company or an investment company.  If so, additional restrictions and procedures are required for the resale of its securities.

14.

The SEC may institute an enforcement action if any of the equities issued pursuant to the Plan are sold in violation of the securities laws.

Amount of the Claims

Although the Debtors have conducted an initial investigation of the claims to determine a reasonable estimate of the amount of Claims that will be allowed, there is no guarantee that estimates are completely accurate.  The amount of allowed Claims could be more or less than the estimated amount depending on the resolution of litigation.  Moreover, as discussed above, unliquidated and contingent claims have been filed by the directors, officers and employees that are the subject of the D&O Claims Notice and the ultimate allowed amount of such Claims is unknown.  Because creditors will receive distributions in order of priority and unsecured creditors receive a pro rata portion of the cash proceeds from the Liquidating Trust, a variation in the amount of Allowed Claims could affect or eliminate the recovery of individual creditors.

Amount of Assets

As set out in the Debtors’ description of available assets, the actual liquidated assets available as of the date of this Disclosure Statement would not be sufficient to pay all Administrative Expense Claims and Priority Claims as they are presently filed.  As discussed above, the Debtors believe there are objections and valid defenses to some of the Administrative Expense Claims and Priority Claims, and if the Debtors are correct, the Liquidated Assets should be sufficient.  Additionally, while there may be a recovery on the Causes of Action, including the Avoidance Actions and the D&O Actions or on the Creditors’ Claims Against Third Parties, such a recovery is not a certainty.  With respect to the D&O Actions, the D&O Actions defendants have stated their intention to dispute the claims and discovery has only just begun in the matter.  With respect to the Avoidance Actions, such claims have not yet been filed, so the Debtors have not had an opportunity to review any defenses which the Defendants may have.  Consequently, at this time, it is difficult to value the Causes of Action and the Creditors’ Claims Against Third Parties.

Feasibility

Because the amount of the Claims and the amount of the Assets as discussed above is uncertain, it is not certain that the Debtors can make the payments required under the Plan.  If the amount of the Claims dramatically increases while the amount of Assets remains the same, there will be insufficient cash to pay all the Claims as required under the Plan.  Moreover, the Plan requests that holders of Administrative Expense Claims consent to payment other than in full on the Effective Date.  If such holders do not agree to this alternative treatment, the Debtors may not be able to confirm the Plan, or consummate a confirmed Plan if sufficient funds are unavailable on the Effective Date to pay the amounts due or to adequately reserve for disputed and unliquidated Administrative Expense Claims.  Furthermore, it is uncertain what the value of the distribution to unsecured creditors will be.  First, it is uncertain whether there will be Available Distributable Cash to pay to the Class 7 Claimants.  Any cash to be distributed must come from recoveries from Causes of Action such as the Avoidance Actions and D&O Actions described above or from the Creditors’ Claims Against Third Parties, also described above.  These actions have not yet been filed, the Debtors expect them to be contested, and the amount and timing of any recovery is uncertain.  Secondly, the amount of the Liquidating Trustee’s Stock to be distributed to Class 7 creditors is uncertain.  As a general asset of the estate, any proceeds of the Liquidating Trustee’s Stock must first be used to pay the Claims in Classes 1, 2, 3, 5 and 6 to the extent cash has been insufficient to pay those Claims.  Moreover, the value of the Liquidating Trustee’s Stock or the Unsecured Creditors’ Stock is uncertain.  The value of the stock turns largely on the success of Reorganized Verilink completing a Business Combination, the combined company being successful, and the stock being saleable.  Consequently, the amount and timing of distributions to creditors under the Plan is uncertain.

IX.  FEDERAL INCOME TAX CONSIDERATIONS

A description of certain federal income tax consequences of the transactions proposed in the Joint Plan is provided below.  This description is based upon the Internal Revenue Code of 1986, as amended (the “IRC”), final and temporary Treasury Regulations promulgated thereunder, judicial decisions and administrative determinations of the Internal Revenue Service (“IRS”) in effect as of the date of this Disclosure Statement.  Changes in these authorities, which may have retroactive effect, or new interpretations of existing authority may cause the federal income tax consequences of the Joint Plan to differ materially from the consequences described below.  No rulings have been requested from the IRS and no legal opinions have been requested from counsel with respect to any tax consequences of the Joint Plan.  No tax opinion is given by this Disclosure Statement.

This description does not cover all aspects of federal income taxation that may be relevant to the Debtors or holders of Claims.  For example, the description provided below does not address issues of special concern to certain types of taxpayers, such as dealers in securities, life insurance companies, financial institutions, tax exempt organizations, and foreign taxpayers.  The description also does not address state, local or foreign tax considerations that may be applicable to the claimants.

NO RULING HAS BEEN SOUGHT OR OBTAINED FROM THE IRS WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE JOINT PLAN AND NO OPINION OF COUNSEL HAS BEEN OBTAINED BY THE DEBTORS WITH RESPECT THERETO.  NO REPRESENTATION OR ASSURANCE IS BEING MADE WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES AS DESCRIBED HEREIN.  CERTAIN TYPES OF CLAIMANTS AND INTEREST HOLDERS MAY BE SUBJECT TO SPECIAL RULES NOT ADDRESSED IN THIS SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES.  THERE MAY ALSO BE STATE, LOCAL, OR FOREIGN TAX CONSIDERATIONS APPLICABLE TO EACH HOLDER OF A CLAIM OR EQUITY INTEREST WHICH ARE NOT ADDRESSED HEREIN.  EACH HOLDER OF A CLAIM OR EQUITY INTEREST AFFECTED BY THE JOINT PLAN MUST CONSULT AND RELY UPON SUCH HOLDER’S OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE JOINT PLAN WITH RESPECT TO SUCH HOLDER’S CLAIM OR EQUITY INTEREST.  THIS INFORMATION MAY NOT BE USED OR QUOTED IN WHOLE OR IN PART IN CONNECTION WITH THE OFFERING FOR SALE OF SECURITIES.

Federal Income Tax Consequences to Claimants

Assuming the Liquidating Trust is taxed as a “grantor trust” or as a “partnership” for federal income tax purposes, under the Joint Plan, a claimant generally will recognize taxable gain or loss to the extent of the difference between the amount realized (i.e., the amount of cash and the value placed on the other assets deemed contributed) by the claimant to the Liquidating Trust in respect of his claim, excluding accrued interest, and the claimant’s tax basis in the claim, excluding any claim for accrued interest, so long as the claim surrendered by the claimant is not considered to be a “security” for federal income tax purposes.  The Debtors and the Liquidating Trust are of the opinion that the claims being surrendered will not be considered to be “securities” for federal income tax purposes, but no ruling is being sought from the Internal Revenue Service and no assurance can be given that the Internal Revenue Service will agree with that conclusion.  If the claims being surrendered are considered to be “securities” for federal income tax purpose, then the receipt of the stock in Reorganized Verilink and the rights in the Liquidating Trust may be considered to be received in connection with a “tax-free” reorganization.  In that case, gain (but not in excess of the sum of the cash and the value of the other property being received by a claimant), but not loss, may need to be recognized upon the surrender of such claims.  In this situation, any basis of a claimant in the claim being surrendered generally would attach to the stock received in Reorganized Verilink and the recognition of any gain or loss would be deferred until such stock is disposed of.  Each claimant should consult with his tax adviser as to whether the surrender of a claim is a wholly taxable event or in connection with a “tax-free” reorganization.

Assuming the surrender of a claim is not in connection with a “tax-free” reorganization, the tax character of a claimant’s gain or loss  as capital or ordinary will be determined by a number of factors, including whether the claimant has a special tax status (such as being a dealer in securities, a financial institution, or an insurance company), or whether the claim was a capital asset in the hands of the claimant.  In addition, whether the claim was purchased with original issue discount or market discount could affect the character of any gain or loss that is recognized as capital or ordinary gain or loss.  Likewise, the basis of such claim for purposes of determining the amount of any gain or loss recognized on the exchange can be affected by such factors as whether such obligation was purchased with original issue discount, and whether and to what extent the claimant has previously claimed a bad debt deduction with respect to such claim.

Federal Income Tax Consequences to Shareholders

Under the Joint Plan, the receipt of stock of Reorganized Verilink by a shareholder of the Debtors in connection with the Business Combination and reverse stock split of Verilink likely will be considered to be received in connection with a “tax-free” reorganization for federal income tax purposes in which no gain or loss is recognized by the shareholder, except to the extent of the value, if any, of the interest received by such shareholder in the Liquidating Trust.  The Debtors and the Liquidating Trust are of the opinion that the value of the interests in the Liquidating Trust held by the shareholders is minimal.  The shareholder’s basis in those shares of  stock generally will equal the basis in the Verilink shares of stock held before and surrendered in the reorganization, and the shareholder’s holding period for purposes of determining whether any subsequent gain or loss on a sale of those shares is long-term or short-term gain or loss will include the period the shareholder held the Verilink share of stock before it was surrendered in the reorganization.

Tax Treatment of Liquidating Trust and Contribution of Assets

The Liquidating Trust has been structured to qualify for classification as a “liquidating trust” that is intended to be treated for federal income tax purposes as a grantor trust.  The Debtors have been advised by tax counsel that the Liquidating Trust meets the conditions listed in Rev. Proc. 94-45, 1994-2 C.B. 684 for classification as a liquidating trust that is treated as a grantor trust for federal income tax purposes.  Accordingly, the Liquidating Trust will be treated as a “liquidating trust” that is taxed as a “grantor trust’ for federal income tax purposes.  However, no ruling has been sought from the Internal Revenue Service that the Liquidating Trust will meet the standard for classification as a “liquidating trust” and no assurance can be given that the IRS will not disagree with this conclusion that the Liquidating Trust is taxable as a “grantor trust for federal income tax purposes.

Assuming the Liquidating Trust is recognized as a grantor trust for federal income tax purposes, the creditors and shareholders of the Debtors that are beneficiaries of the Liquidating Trust will be treated as the “grantors” of the Liquidating Trust, and the Liquidating Trust will be disregarded for tax purposes as an entity separate from the “grantors.”  The grantors will report the income and loss from the Liquidating Trust as  if they held their proportionate interest in the assets of the Liquidating Trust, and received the income and paid expenses of the Liquidating Trust, directly (instead of through the Liquidating Trust.  The Liquidating Trust will file annual information returns (a Form 1041, with attached informational statements) with the Internal Revenue Service reporting each “grantor’s” respective share of income received and expense paid by the Liquidating Trust.

Under the Joint Plan, assuming the Liquidating Trust is recognized as a grantor trust for federal income tax purposes, the transfer of cash and any remaining assets of the Debtors to the Liquidating Trust will be treated for federal income tax purposes as if the Debtors distributed an interest in each of the assets transferred directly to the claimants or shareholders in exchange for their outstanding claims against or stock of the Debtors.  Each claimant and shareholder would then be deemed to contribute its interest in these assets (the tax consequences of which are discussed below) to the Liquidating Trust.  No gain or loss is recognized by a claimant or shareholder on the “deemed” contribution of the interest in these assets to the Liquidating Trust and the basis in his or her interest in the Liquidating Trust will equal the aggregate basis in the assets contributed in the Liquidating Trust after taking into account any gain or loss recognized by a claimant or shareholder on the receipt of the interests in these assets from the Debtors (as discussed below).

If the Liquidating Trust is not treated as a grantor trust for federal income tax purposes, then the Liquidating Trust likely will be classified as a “partnership” for federal income tax purposes (so long as the Liquidating Trust does not make an election to be taxed as a corporation for federal income tax purposes), in which case the creditors and shareholders of the Debtor that are beneficiaries of the Liquidating Trust will be treated as “partners” of the “partnership” for federal income tax purposes.  Unlike a grantor trust, the “partnership” would be treated as an entity required to compute income and loss, file tax returns, and make tax elections, but income and loss would pass through to the beneficiaries of the Liquidating Trust (who are considered “partners” of the “partnership” for federal income tax purposes) to be reported by them on their separate income tax returns.  If the Liquidating Trust is treated as a “partnership” for federal income tax purposes, the beneficiaries of the Liquidating Trust will be treated for federal income tax purposes as if the Debtors had distributed the interests in each of the assets so transferred directly to the claimants or shareholders in exchange for their outstanding claims against or stock of the Debtors and the claimants and shareholders then contributed the interests in these assets to a “partnership” for federal income tax purposes in exchange for an interest in the “partnership.”  No gain or loss is recognized upon the deemed exchange of the interests in these assets for an interest as a “partner’ in the “partnership.”  Each claimant’s or shareholder’s basis in its interest in the “partnership” will equal the aggregate basis in the assets contributed to the “partnership” after taking into account any gain or loss recognized by a claimant or shareholder on the receipt of the interests in these assets from the Debtors (as discussed below).

As stated above, the beneficiaries of the Liquidating Trust will be treated as grantors and deemed owners of the Liquidating Trust for federal income tax purposes.  Consistent valuations of the cash and any other property transferred by the Debtors directly to the Liquidating Trust (which is deemed transferred to the claimants and shareholders, and then deemed contributed to the Liquidating Trust by the claimants and shareholders for federal income tax purposes) will be used by the Liquidating Trustee in subsequent reporting of any income received by and/or expense paid or incurred by the Liquidating Trust on the annual information returns that are required to be filed by the Liquidating Trust.  It is recommended that the creditors and shareholders that are beneficiaries of the Liquidating Trust use the valuations established by the Liquidating Trust  in computing any gain or loss on the deemed exchange of their claims for the assets deemed contributed to the Liquidating Trust and for all other federal income tax purposes.

Value of Plan Shares Issued to Claimants in Connection with Reorganization of Verilink

The value of the shares of Verilink stock issued to the holders of Allowed Class 1 Administrative Claims and Allowed Class 7 General Unsecured Claims (both shares received outright and each claimant’s proportionate interest in shares transferred to the Liquidating Trust) must be included in the amount realized for purposes of computing any gain or loss recognized by a claimant (as discussed below) with respect to its claim.  That value also will be used by the Liquidating Trust in determining the basis of the shares transferred to the Liquidating Trust and in computing any resulting gain or loss realized upon a subsequent disposition of those shares by the Liquidating Trust.  The value that the Liquidating Trust intends to use for such purposes will be the mean value of the stock on the date the shares of stock are first traded on a public market, if ever.  Each creditor is urged to consult with its tax advisor regarding the tax implications of the value established by the Liquidating Trust of the shares to be received under the Joint Plan.

Information Reporting and Backup Withholding

Under the Internal Revenue Code’s backup withholding rules, a claimant or shareholder will be subject to back-up withholding with respect to distributions or payments made pursuant to the Joint Plan unless that claimant or shareholder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income.  Backup withholding is not an additional income tax, but merely an advance payment of income tax that may be claimed as a credit on the income tax return of the person that is subject to backup withholding and refunded to the extent it results in an overpayment of income tax on such return.  Claimants and shareholders may be required to establish exemption from backup withholding or to make arrangements with respect to the payment of backup withholding.

THE FOREGOING DISCUSSION IS NOT INTENDED AS TAX ADVICE TO THE DEBTOR’S CREDITORS AND SHAREHOLDERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES TO THEM UNDER THE JOINT PLAN.

THE FOREGOING IS INTENDED TO BE A SUMMARY ONLY.  IT IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING OR CONSULTATION WITH A TAX ADVISOR.  THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE JOINT PLAN ARE COMPLEX AND, IN SOME CASES, UNCERTAIN.  SUCH CONSEQUENCES MAY ALSO VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR EQUITY INTEREST.  ACCORDINGLY, EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS STRONGLY URGED TO CONSULT SUCH HOLDER’S OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE JOINT PLAN.

X.  ALTERNATIVES TO THE JOINT PLAN

The Debtors believe that the Joint Plan affords creditors the potential for the greatest realization on the Debtors’ assets and, therefore, is in the best interests of the creditors.

If, however, the requisite acceptances are not received, or the Joint Plan is not confirmed and consummated, the theoretical alternatives include:  (a) formulation of an alternative plan or plans of reorganization by the Debtors or another party in interest, or (b) liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

Liquidation Under Chapter 7

If the Joint Plan is not confirmed, the Debtors will likely convert to a chapter 7 liquidation and a trustee will be appointed to resolve the remaining claim objections and distribute the Estate’s cash assets.

If the case were converted to a chapter 7, the proposed Restructuring Transaction could not go forward.  The effectiveness of the Restructuring Transaction depends upon the various Plan provisions involving the issuance of stock, the change in the board of directors, the continuation of a Reorganized Verilink, among others.  If Verilink were liquidated under chapter 7, none of these options would be available, and the $130,000 plus stock available to the estate through the Restructuring Transaction would be eliminated.  Therefore, the Debtors believe that chapter 7 conversion would result in diminution in the value to be realized by holders of Claims because (1) the estate would not receive the contribution from the Contributor or the Liquidating Trustee’s Stock or the Unsecured Creditors’ Stock; (2) there would be additional administrative expenses involved in the appointment of a trustee or trustees, attorneys, accountants, and other professionals to assist such trustee(s) in the case of a chapter 7; (3) additional expenses and claims, some of which would be entitled to priority in payments, would arise by reason of the liquidation; and (4) a substantial amount of time would elapse before creditors would receive any distribution in respect of their Claims.  In the event of conversion to chapter 7, the present priority claims may have a priority lower than the priority claims generated by the chapter 7 case and thereby create an additional layer of priority claims.  Moreover, it is uncertain whether a trustee would investigate or pursue the Causes of Action, including the D&O Claims, and Avoidance Actions, although a trustee has a fiduciary duty to investigate and possibly pursue such claims.

Consequently, the Debtors believe that the Joint Plan, which provides for the distribution of the Debtors’ assets pursuant to the terms and conditions of the Joint Plan and the issuance of the shares of Verilink stock in the Reorganized Verilink, provides a greater and more prompt return to holders of Claims than would liquidation under chapter 7.

XI.  CONCLUSION

The Joint Plan provides that all holders of Allowed Claims will receive at least their Pro Rata share of the liquidation value of the Debtors’ assets.  Therefore, the Debtors believe the Joint Plan is in the best interests of all Holders of Claims and urge the holders of Claims and Interests in Classes 1, 3, 6, 7, and 8 to vote to accept the Joint Plan.

Dated:  December ___, 2006.

Wendy L. Hagenau, Esq.

whagenau@pogolaw.com

Robert M.D. Mercer, Esq.

rmercer@pogolaw.com

Powell Goldstein LLP

One Atlantic Center, 14th Floor

1201 West Peachtree Street, N.W.

Atlanta, Georgia  30309

Telephone:  (404) 572-6600

Facsimile:  (404) 572-6999

-and-

William J. Gibbons, Jr. (Ala. Bar No. ASB-5968-N43W)

gibbons@networktel.net

GIBBONS & FURMAN, P.C.

117 Jefferson Street, N.

Huntsville, Alabama  35801

(256) 539-0021 Telephone

(256) 539-1254 Facsimile

Counsel to Debtors and Debtors-in-Possession

CERTIFICATE OF SERVICE

This is to certify that on the ____ day of December, 2006, I caused to be served a true and correct copy of the SECOND AMENDED DISCLOSURE STATEMENT RELATED TO THE FIRST AMENDED JOINT PLAN OF REORGANIZATION FILED BY THE DEBTORS ON DECEMBER 7, 2006, by via electronic mail to the parties at the addresses shown on the attached Exhibit “A”.

Dated: December ___, 2006.

Wendy L. Hagenau (Ga. Bar No. 316688)

whagenau@pogolaw.com

POWELL GOLDSTEIN LLP

One Atlantic Center, 14th Floor

1201 West Peachtree Street, N.W.

Atlanta, Georgia  30309

(404) 572-6600 Telephone

(404) 572-6999 Facsimile

EXHIBIT A

Richard M. Blythe, Esq. Bankruptcy Administrator 400 Wells Street Decatur, AL 35602 Richard_Blythe@alnba.uscourts.gov	US Securities and Exchange Commission Susan R. Sherrill-Beard, Senior Counsel Atlanta District Office 3475 Lenox Road, Suite 1000 Atlanta, GA 30326 Sherrill-BeardS@sec.gov
William J. Gibbons, Esq. Gibbons & Furman 117 Jefferson Street Huntsville, AL 35801 furman@networktel.net	J. Hayden Kepner, Esq. Darryl S. Laddin, Esq. Arnall Gregory Golden LLP 171 17th Street, N.W., Suite 2100 Atlanta, GA 30363-1031 hayden.kepner@agg.com dladdin@agg.com
Jayna Partain Lamar Maynard, Cooper & Gale, P.C. 2400 AmSouth/Harbert Plaza 1901 Sixth Avenue North Birmingham, AL 35203 jlamar@marynardcooper.com	Karol K. Denniston, Esq. Paul Hastings Janofsky & Walker LLP 600 Peachtree Street, 24th Floor Atlanta, GA 30308 karolkdenniston@paulhastings.com
Patrick Darby, Esq. Bradley Arant Rose & White LLP One Federal Place 1819 Fifth Avenue North Birmingham, AL 35203-2104 pdarby@bradleyarant.com

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